Exhibit 17(c)

                Merrill Lynch Florida Municipal Bond Fund
                Merrill Lynch New Jersey Municipal Bond Fund
                Merrill Lynch Pennsylvania Municipal Bond Fund

                Of Merrill Lynch Multi-State Municipal Series Trust

Annual Reports
July 31, 2005

Merrill Lynch Florida Municipal Bond Fund
Merrill Lynch New Jersey Municipal Bond Fund
Merrill Lynch Pennsylvania Municipal Bond Fund

Important Tax Information

All of the net investment income distributions paid monthly by Merrill Lynch Florida Municipal Bond Fund, Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust during the taxable year ended July 31, 2005 qualify as tax-exempt interest dividends for federal income tax purposes.

Availability of Quarterly Schedule of Investments

The Funds file their complete schedules of portfolio holdings with the Securities and Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q. The Funds' Forms N-Q are available on the SEC's Web site at http://www.sec.gov. The Funds' Forms N-Q may also be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.


2                 ANNUAL REPORTS            JULY 31, 2005

A Letter From the President

Dear Shareholder

We have been referring to 2005 as a "muddle through" year for the financial markets, characterized by positive and negative crosscurrents that have conspired to create a fairly complicated investing environment. Amid these conditions, the major market benchmarks managed to post positive results for the current reporting period, as follows:

Total Returns as of July 31, 2005                                6-month    12-month
====================================================================================
U.S. equities (Standard & Poor's 500 Index)                       +5.45%     +14.05%
------------------------------------------------------------------------------------
Small-cap U.S. equities (Russell 2000 Index)                      +9.58%     +24.78%
------------------------------------------------------------------------------------
International equities (MSCI Europe Australasia Far East Index)   +3.76%     +21.06%
------------------------------------------------------------------------------------
Fixed income (Lehman Brothers Aggregate Bond Index)               +0.95%     + 4.79%
------------------------------------------------------------------------------------
Tax-exempt fixed income (Lehman Brothers Municipal Bond Index)    +1.48%     + 6.35%
------------------------------------------------------------------------------------
High yield bonds (Credit Suisse First Boston High Yield Index)    +2.16%     +10.19%
------------------------------------------------------------------------------------

On August 9, the Federal Reserve Board (the Fed) increased the federal funds rate for the tenth consecutive time since June 2004, bringing the target short-term interest rate to 3.5%. Just months ago, some observers felt that slowing global economic growth and subdued inflation might cause the Fed to end its monetary tightening campaign. Most recently, however, positive economic news (including a favorable employment report for July and resilient consumer spending) has prompted new concerns that the Fed may increase interest rates more than is necessary to moderate economic growth and keep inflation in check.

After ending 2004 in a strong rally, equity markets fell slightly into negative territory in the first half of 2005. July, however, brought the strongest monthly gain of the calendar year and helped to boost equity market returns for the current reporting period. Working in favor of equities have been surprisingly strong corporate earnings reports and low long-term bond yields. Conversely, continued high oil prices and Fed interest rate hikes have exerted downward pressure on stocks.

In the fixed income markets, the yield curve flattened considerably as short-term rates rose in concert with the Fed rate hikes and long-term bond yields fell. Over the past 12 months, the two-year Treasury yield rose 134 basis points (1.34%) to 4.02% while the 10-year Treasury yield declined 22 basis points to 4.28% -- making the spread between the two just 26 basis points. At period-end, the 10-year Treasury yield finally appeared to be on a slow upward trend after falling below 4% in June.

Financial markets are likely to face continued crosscurrents for the remainder of 2005. Nevertheless, opportunities do exist and we encourage you to work with your financial advisor to diversify your portfolio among a variety of asset types. This can help to diffuse risk while also tapping into the potential benefits of a broader range of investment alternatives. As always, we thank you for trusting Merrill Lynch Investment Managers with your investment assets, and we look forward to serving you in the months and years ahead.

                                Sincerely,


                                /s/ Robert C. Doll, Jr.

                                Robert C. Doll, Jr.
                                President and Trustee


                    ANNUAL REPORTS            JULY 31, 2005                    3

A Discussion With Your Funds' Portfolio Managers

      The Funds outperformed the broad municipal market, as measured by the Lehman Brothers Municipal Bond Index, as well as their respective Lipper categories for the fiscal year.

Discuss the recent market environment relative to municipal bonds.

Over the past year, long-term bond yields generally moved sharply lower as their prices, which move in the opposite direction, increased. The improvement in long-term bond prices came in response to a number of favorable conditions. Initial estimates for second quarter 2005 gross domestic product growth came in at 3.4%, representing a slowdown from 2004 and the first quarter of 2005. Fixed income investors also have focused on inflationary trends, slowing foreign economies, and strong currency-related demand for U.S. Treasury issues from many Asian governments.

In the meantime, the Federal Reserve Board (the Fed) continued to raise short-term interest rates at each of its meetings during the period, lifting the federal funds target to 3.25% by period-end (and to 3.5% on August 9). As short-term interest rates moved higher in concert with Fed interest rate hikes and longer-term bond yields declined, the result was a considerable flattening of the yield curve. During the past 12 months, the 30-year U.S. Treasury bond yield declined 73 basis points (.73%) to 4.47% while the 10-year Treasury yield fell 22 basis points to 4.28%.

Tax-exempt bond yields exhibited a similar pattern during the year. Yields on 30-year revenue bonds, as measured by the Bond Buyer Revenue Bond Index, fell 45 basis points to 4.86%. According to Municipal Market Data, yields on AAA-rated issues maturing in 30 years declined 56 basis points to 4.35% while AAA-rated bonds maturing in 10 years saw their yields decline 13 basis points to end the July period at 3.66%.

The declining tax-exempt bond yields continued to encourage municipalities to both issue new debt and refund outstanding, higher-couponed issues. Over the past year, more than $388 billion in new long-term tax-exempt bonds was issued, an increase of greater than 6% versus last year's total of $364 billion. In recent months, the pace of new bond issuance has strengthened. During the last six months, more than $222 billion in new municipal bonds was underwritten, an increase of 13.8% compared to issuance in the same six months of 2004. Issuance so far in 2005 has been boosted by a nearly 50% increase in refunding issues as municipalities have sought to refinance their outstanding higher-couponed issues. These refunding issues have been heavily weighted in the 10-year - 20-year maturity range to lower the overall interest cost of the refunding issue. This concentration has put pressure on intermediate tax-exempt bond yields while supporting longer-term bond prices.

Investor demand for municipal product has remained generally positive. According to statistics from the Investment Company Institute, through June 30, 2005, year-to-date net new cash flows into long-term municipal bond funds exceeded $2.5 billion. This represents a significant improvement from the $4.6 billion net outflow seen during the same period in 2004. Weekly figures for July, as reported by AMG Data Service, also pointed to positive flows. Throughout much of the past six months, higher yielding tax-exempt bond funds have been the principal target for the new cash inflows. During June, these lower-rated/non-rated bond funds received an average of $170 million per week. The need to invest these cash flows has led to strong demand for lower-rated issues and a consequent narrowing of credit spreads. Additionally, for the first six months of the year, the percentage of new issues bearing an insurer's guarantee rose to nearly 60%, up from 53.6% during the same period a year ago. The increased percentage of insured issuance further reduced the availability of lower-rated municipal securities, lending more support to higher prices for these issues.

Municipal bond issues have underperformed their taxable counterparts in recent months as U.S. Treasury bonds have enjoyed increased demand from foreign governments, which are unable to benefit from the tax advantage inherent in tax-exempt products. This underperformance, however, has resulted in very attractive tax-exempt bond yield ratios. We believe this should continue to attract both traditional and nontraditional investors to the municipal marketplace, especially if new municipal bond issuance remains manageable, as expected.


4                   ANNUAL REPORTS            JULY 31, 2005

Merrill Lynch Florida Municipal Bond Fund

Describe conditions in the State of Florida.

During the past year, all three major ratings agencies increased Florida's credit rating. Moody's increased the state's rating from AA2 to AA1, Standard & Poor's increased its rating from AA+ to AAA and Fitch increased its rating from AA to AA+ -- all with stable trends. The favorable ratings are based on the state's solid economic and financial performance, in addition to moderate debt and a proactive government that responds to economic downturns faster than other states.

The 2004 hurricane season had little impact on the state's finances. Florida's continued economic strength is bolstered by robust population growth, which is attributed to the state's attractive physical environment and favorable business climate. Although the growth in population has put a strain on services such as education, transportation and healthcare, it also has allowed the state to recover more quickly from sub par economic trends.

Currently, Florida's revenues are higher than budgeted and expenditures remain under control due to prudent fiscal oversight. The fiscal year 2005 budget was brought into balance through tight expenditure controls, including outsourcing work and requiring local governments to pick up costs historically incurred by the state. To pay for these additional expenses, municipalities imposed increases to property taxes and/or local sales taxes through voter initiatives. Given the government's concerns about the high healthcare costs facing the state -- roughly $15 billion, or 26% in the upcoming budget -- Governor Jeb Bush has proposed a partially private health insurance plan. Florida continues to maintain solid fund balances with consistent General Fund operations. In addition, the state has a working Capital Reserve Fund and a Budget Stabilization Fund in excess of $2.4 billion.

How did the Fund perform during the fiscal year?

For the 12-month period ended July 31, 2005, Merrill Lynch Florida Municipal Bond Fund's Class A, Class B, Class C and Class I Shares had total returns of +7.98%, +7.65%, +7.44% and +8.19%, respectively, outpacing the +6.35% return of the benchmark Lehman Brothers Municipal Bond Index. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 10 - 16 of this report to shareholders.) The Fund also outperformed its comparable Lipper category of Florida Municipal Debt Funds, which posted an average return of +5.42% for the 12-month period. (Funds in this Lipper category limit their investment to those securities exempt from taxation in the State of Florida.) In addition to the favorable one-year returns, the Fund provided an above-average yield relative to its Florida municipal bond fund peers.

Contributing most to performance during the year was our yield curve positioning. Essentially, we focused on the longer end of the curve, which significantly outperformed the short end as the yield curve flattened and shorter-term bond prices suffered. By taking advantage of the relative steepness at the longer end of the municipal yield curve, we have been able to increase the Fund's yield while muting its price volatility. Fund performance also was positively influenced by an overweight position in a select basket of Florida hospitals and an above-market exposure to land-secured holdings, an area we have favored for several years and which performed very well in terms of yield and total return. Finally, our long-term commitment to an above-average yield has continued to provide an incremental advantage, and ultimately served to boost the Fund's total return performance for the year.

What changes were made to the portfolio during the period?

We continued to focus on increasing the income provided to shareholders and muting the Fund's net asset value volatility. To that end, we sought to sell bonds in the more volatile 10-year - 15-year maturity range, although this proved somewhat challenging in recent months as the yield curve flattened and bonds in the intermediate range became less expensive relative to longer-dated securities. More recently, we have been selling prerefunded bonds in the five-year - 10-year maturity range, whenever possible.


                    ANNUAL REPORTS            JULY 31, 2005                    5

In making new purchases, we generally focused on premium-coupon bonds in the 20-year - 30-year maturity range whenever they became available. This is where we have been able to capture higher yields with limited volatility. Late in the fiscal period, we began to emphasize the 20-year area of the curve, where we believe attractive relative value exists.

Issuance of Florida municipal bonds increased 12% during the fiscal year compared to the same 12 months a year ago. In the past three months, new-issue supply increased a remarkable 88% versus the same period a year earlier. Despite the recent increase, few new issues met our desired investment characteristics. Much of the supply came in the form of refinancings, and the majority of the new issues offered maturities of only 15 years - 20 years and yields below 5%. We were not inclined to give up bonds booked in the portfolio at higher yields in order to take advantage of the new-issue calendar. Importantly, we remained fully invested throughout the fiscal year in order to augment the portfolio's yield.

How would you characterize the Fund's position at the close of the period?

We would characterize the Fund's position as fairly neutral in terms of interest rate risk. Currently, we favor bonds with 20-year maturities and 5% coupons. We believe the Fed will continue to raise short-term interest rates at a measured pace. While long-term bond yields have been slow to react to the Fed's interest rate hikes, we will look for an increase in long-term rates as an opportunity to pursue higher-coupon bonds (5.25% and above) in the 20-year - 30-year maturity range.

We expect the U.S. equity and bond markets to remain volatile as investors continue to anticipate and react to economic data and Fed actions. We expect to use periods of volatility to pursue higher-coupon bonds whenever they are attractively priced. We believe this strategy has served the Fund well against the prevailing market and economic backdrop.

Robert D. Sneeden
Vice President and Portfolio Manager

Merrill Lynch New Jersey Municipal Bond Fund

Describe conditions in the State of New Jersey.

New Jersey has remained active in the debt market, reflecting the state's efforts to manage its fiscal challenges.

New Jersey's fiscal year 2006 budget was passed on the June 30 deadline. The state closed a projected $4 billion budget gap by significantly cutting government spending, freezing most direct aid to municipalities and school districts at current levels, and expanding the sales tax. The gap also was filled with help from larger-than-expected tax revenues in the fourth quarter of the state's 2005 fiscal year. As a result of approximately $1.5 billion in unexpected tax revenue, the state was able to restore a portion of property tax rebates, providing relief for senior citizens and disabled homeowners and tenants. In addition, other homeowners with incomes of up to $125,000 will qualify for property tax rebates.

Although the governor spoke at length in his budget address about the need to control the rising costs of entitlements for state employees, the 2006 budget does not include recurring spending reductions in the state-run pension plan or the free healthcare benefits provided to government employees and teachers. The state will continue to make only minimal pension funding contributions despite a rising shortfall in its pension obligation.

On a positive note, New Jersey Department of Labor statistics indicate that the unemployment rate is improving. The state's unemployment rate declined from 4.2% in April 2005 to 3.9% in May. This is well below the national average of 5.1% in May 2005 and a full percentage point lower than the state's May 2004 unemployment rate of 4.9%.

How did the Fund perform during the fiscal year?

For the 12-month period ended July 31, 2005, Merrill Lynch New Jersey Municipal Bond Fund's Class A, Class B, Class C and Class I Shares had total returns of +9.49%, +9.04%, +8.94% and +9.60%, respectively, outperforming the +6.35% return of the benchmark Lehman Brothers Municipal Bond Index. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 10 - 16 of this report to shareholders.) Fund returns also significantly exceeded the +6.29% average return of the


6                   ANNUAL REPORTS            JULY 31, 2005

Lipper New Jersey Municipal Debt Funds category. Unlike the Lehman Index, which measures the performance of municipal bonds nationally, the Lipper category consists of funds that limit their investment to those securities exempt from taxation in the State of New Jersey.

Several strategies contributed to Fund performance during the year. First was our yield curve positioning, which was designed to capitalize on what we expected would be a flattening yield curve. We sold prerefunded bonds with effective maturities of less than 10 years and reallocated the assets further out on the curve to the 20-year - 30-year area. Our strategy paid off, as the yield curve did flatten and shorter-term bonds significantly lagged longer-term issues. Also benefiting performance were our positions in zero-coupon, or capital appreciation, bonds, as well as the portfolio's exposure to lower-rated and non-rated credits, particularly in the tobacco, non-profit health care and airline sectors. A continued contraction in credit spreads allowed lower-rated issues to outperform higher-quality municipal bonds. In addition, the increased yields offered by these lower-quality credits helped to maintain the portfolio's competitive yield, an incremental advantage that was additive to the Fund's total return over the past 12 months.

What changes were made to the portfolio during the period?

Portfolio activity generally reflected our expectation that the municipal yield curve would flatten. To take advantage, we focused on adding longer-dated bonds to the portfolio and selling some of our shorter-dated holdings. For the fiscal year, issuance of long-term municipal bonds in New Jersey increased a remarkable 82% versus the same 12 months a year ago. (This compared to a much more modest increase in national issuance of roughly 6% - 7%.) The significant increase in debt issuance was prompted by the state's need to close its budget gap, particularly in the third and fourth quarters of 2004, and also reflected the state's efforts to aggressively refinance its debt in the low interest rate environment. The net result was that New Jersey municipal bonds became less expensive on a relative basis. Although much of the new issuance was in the 10-year - 20-year range (contributing to the yield curve flattening in this area under the weight of the excess supply), we still found sufficient opportunity to accomplish our restructuring goals.

We took profits in some of the portfolio's higher-yielding credits and used the proceeds to maintain our credit exposure, investing in other issues that we found to offer attractive relative value. As a result, the Fund's overall credit profile remained essentially unchanged, although we did reduce exposure somewhat in the health care sector. While we likely have seen the bulk of the spread compression in the municipal market, we continue to believe that spreads will remain fairly tight for the foreseeable future, supporting continued outperformance from lower-quality, higher-yielding issues.

How would you characterize the Fund's position at the close of the period?

We maintained a relatively neutral posture with respect to interest rates, as we expect rates to increase, but at a measured pace. Under these conditions, we will look to our yield curve and credit exposure strategies to generate excess return for the portfolio.

We expect that New Jersey supply will remain fairly robust as the state continues to refinance its debt, which should keep New Jersey bonds inexpensive on a relative basis. Recently, it was anticipated that an additional $2.3 billion in tobacco bonds would be brought to market from the refinancing of a 2003 tobacco deal. A challenge in the state legislature has resulted in the postponement of this issuance.

We continue to focus on the Fund's credit profile as a means to generate above-average performance. Fundamentals remain positive for corporate earnings growth, and we continue to see demand for high yield municipal product, as evidenced by continued strong flows into high yield municipal bond funds. We believe this should continue to sustain investors' appetite for spread product, supporting our investment emphasis in this area.

Theodore R. Jaeckel Jr., CFA
Vice President and Portfolio Manager


                    ANNUAL REPORTS            JULY 31, 2005                    7

A Discussion With Your Funds' Portfolio Managers (concluded)

Merrill Lynch Pennsylvania Municipal Bond Fund

Describe conditions in the Commonwealth of Pennsylvania.

Pennsylvania continued to protect its credit ratings of AA2, AA and AA from Moody's, Standard & Poor's and Fitch, respectively, by maintaining conservative budgeting practices, a relatively low debt burden and a more diversified service economy. Fiscal challenges in recent years were primarily managed with the drawdown of the Commonwealth's rainy-day reserves and state-source tax increases. The recovery in the national economy also helped to bolster revenue growth and stabilized Pennsylvania's finances at a satisfactory level. General fund collections for fiscal year 2004 - 2005 are projected to exceed the official budget estimates by 1.9%, or $442 million. Year-over-year general fund revenues gained 6.5% as a result of strong growth in personal income and corporate taxes. The enacted 2005 - 2006 budget increases expenditures 3.6% over last year, for a budget of $24.6 billion.

Major gubernatorial initiatives that will impact Pennsylvania's finances over the next several years include up to $2 billion in debt issuance to fund economic stimulus programs. The Commonwealth's share of K-12 education expenditures will increase with local property tax reductions funded from slot machine tax revenues. Gaming revenues from the installation of 61,000 slot machines at 12 facilities are expected to be realized in 2007. In a somewhat controversial move, Act 72 requires that school districts opt into the program by agreeing to tax limits and increasing earned income taxes in exchange for state dollars to lower property taxes.

Broad-based job growth continues to be a favorable trend in the Commonwealth. July 2005 employment was up 1,900 to 5,705,600, just under Pennsylvania's all-time high of 5,719,300 in 2001. Manufacturing provides slightly more than 12% of employment, as does the government sector. Pennsylvania's unemployment rate was 5.1% in July, up from 5% in June. Personal income growth continues to lag the rest of the United States, with the Keystone State ranked 35th in the first quarter of 2005, but overall reflects a wealth level on par with the nation.

How did the Fund perform during the fiscal year?

For the 12-month period ended July 31, 2005, Merrill Lynch Pennsylvania Municipal Bond Fund's Class A, Class B, Class C and Class I Shares had total returns of +7.16%, +6.63%, +6.53% and +7.17%, respectively. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 10 - 16 of this report to shareholders.) The Fund outperformed the +6.35% return of the benchmark Lehman Brothers Municipal Bond Index, which measures the performance of municipal bonds nationwide, and the +5.77% average return of the Lipper Pennsylvania Municipal Debt Funds category. Unlike the Lehman Index, the Lipper category consists of funds that limit their investment to those securities exempt from taxation in Pennsylvania.

The Fund's outperformance can be attributed to a few factors, including security selection, favorable timing and our focus on the long end of the municipal yield curve. As the yield curve flattened markedly over the past 12 months, long-term bonds outperformed shorter-term issues and our focus on this segment of the curve enhanced Fund results.

What changes were made to the portfolio during the period?

We focused primarily on protecting the Fund's net asset value and providing shareholders with above-average income. We also sought to pick up additional yield for the portfolio by investing in longer-dated bonds. Although the yield curve began to flatten considerably, the long end remained fairly steep. This area of the curve also has been less subject to bouts of volatility, allowing us the opportunity to add incremental yield while also muting the Fund's price volatility. Implementing our strategy proved to be difficult at times, as the Pennsylvania new-issue market continued to be dominated by par bonds that did not fit our preferred investment characteristics. The maturities of most new issues have been shorter, generally in the area of 20 years or less. However, we were able to accomplish the majority of our objectives through the purchase of new issues of Puerto Rico Infrastructure Insured Bonds and Philadelphia Airport Insured Bonds.


8                   ANNUAL REPORTS            JULY 31, 2005

How would you characterize the Fund's position at the close of the period?

Following the present run to lower yields, we believe the municipal market will experience upward pressure on yields. This is because the economy seems to be on reasonably firm footing, with the Fed apparently intent on increasing short-term interest rates at a measured pace, moving toward 4% by the end of the year. Our view is that the risk of substantially higher long-term rates is slight. However, a saw-tooth trading range with an upward bias may occur until the Fed is finished tightening short-term rates. The expectation is that there will be more yield pressure on issues with short and intermediate maturities than on those with longer maturities.

Against this backdrop, we plan to adopt a more defensive market posture in the short run. Specifically, we expect to focus on premium-coupon bonds with 20-year
- 27-year maturities. We believe this represents a prudent investment strategy for the expected market environment and should moderate the Fund's downside risk.

William R. Bock
Vice President and Portfolio Manager

August 26, 2005


                    ANNUAL REPORTS            JULY 31, 2005                    9

Performance Data

About Fund Performance

Investors are able to purchase shares of the Funds through multiple pricing alternatives:

o Class A Shares incur a maximum initial sales charge (front-end load) of 4% and an account maintenance fee of 0.10% per year (but no distribution fee).

o Class B Shares are subject to a maximum contingent deferred sales charge of 4%, declining to 0% after six years. In addition, Class B Shares are subject to a distribution fee of 0.25% per year and an account maintenance fee of 0.25% per year. These shares automatically convert to Class A Shares after approximately ten years. (There is no initial sales charge for automatic share conversions.)

o Class C Shares are subject to a distribution fee of 0.35% per year and an account maintenance fee of 0.25% per year. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

o Class I Shares incur a maximum initial sales charge (front-end load) of 4% and bear no ongoing distribution or account maintenance fees. Class I Shares are available only to eligible investors.

None of the past results shown should be considered a representation of future performance. Current performance may be lower or higher than the performance data quoted. Refer to www.mlim.ml.com to obtain performance data current to the most recent month-end. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in each of the following tables assume reinvestment of all dividends and capital gain distributions, if any, at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders. The Funds' Investment Adviser agreed to reimburse a portion of its fee. Without such reimbursement, the Funds' performance may have been lower.

Recent Performance Results

                                                          6-Month         12-Month        10-Year       Standardized
As of July 31, 2005                                     Total Return    Total Return    Total Return    30-Day Yield
====================================================================================================================
ML Florida Municipal Bond Fund Class A Shares*             +2.72%          +7.98%          +74.92%          3.70%
--------------------------------------------------------------------------------------------------------------------
ML Florida Municipal Bond Fund Class B Shares*             +2.52           +7.65           +68.13           3.44
--------------------------------------------------------------------------------------------------------------------
ML Florida Municipal Bond Fund Class C Shares*             +2.47           +7.44           +66.31           3.35
--------------------------------------------------------------------------------------------------------------------
ML Florida Municipal Bond Fund Class I Shares*             +2.77           +8.19           +76.84           3.79
--------------------------------------------------------------------------------------------------------------------
ML New Jersey Municipal Bond Fund Class A Shares*          +2.77           +9.49           +68.62           3.54
--------------------------------------------------------------------------------------------------------------------
ML New Jersey Municipal Bond Fund Class B Shares*          +2.66           +9.04           +61.89           3.28
--------------------------------------------------------------------------------------------------------------------
ML New Jersey Municipal Bond Fund Class C Shares*          +2.61           +8.94           +60.30           3.18
--------------------------------------------------------------------------------------------------------------------
ML New Jersey Municipal Bond Fund Class I Shares*          +2.92           +9.60           +70.28           3.63
--------------------------------------------------------------------------------------------------------------------
ML Pennsylvania Municipal Bond Fund Class A Shares*        +1.99           +7.16           +74.83           3.80
--------------------------------------------------------------------------------------------------------------------
ML Pennsylvania Municipal Bond Fund Class B Shares*        +1.70           +6.63           +67.72           3.56
--------------------------------------------------------------------------------------------------------------------
ML Pennsylvania Municipal Bond Fund Class C Shares*        +1.65           +6.53           +66.05           3.46
--------------------------------------------------------------------------------------------------------------------
ML Pennsylvania Municipal Bond Fund Class I Shares*        +1.95           +7.17           +76.42           3.91
--------------------------------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index**                     +1.48           +6.35           +83.02             --
--------------------------------------------------------------------------------------------------------------------

* Investment results shown do not reflect sales charges; results would be lower if a sales charge was included. Cumulative total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date.
** This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.


10                  ANNUAL REPORTS            JULY 31, 2005

Performance Data (continued)           Merrill Lynch Florida Municipal Bond Fund

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the Lehman Brothers Municipal Bond Index. Values are from July 1995 to July 2005:

                                    7/95             7/96              7/97             7/98              7/99
ML Florida
Municipal Bond Fund+--
Class A Shares*                     $ 9,600          $10,185           $11,192          $11,805           $11,979

ML Florida
Municipal Bond Fund+--
Class B Shares*                     $10,000          $10,577           $11,575          $12,159           $12,289

                                    7/00             7/01              7/02             7/03              7/04             7/05
ML Florida
Municipal Bond Fund+--
Class A Shares*                     $12,166          $13,348           $14,123          $14,640           $15,551          $16,793

ML Florida
Municipal Bond Fund+--
Class B Shares*                     $12,431          $13,570           $14,300          $14,778           $15,619          $16,813

                                    7/95             7/96              7/97             7/98              7/99
Lehman Brothers Municipal
Bond Index++                        $10,000          $10,660           $11,753          $12,457           $12,816

                                    7/00             7/01              7/02             7/03              7/04             7/05
Lehman Brothers Municipal
Bond Index++                        $13,368          $14,715           $15,702          $16,269           $17,210          $18,302

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
+ ML Florida Municipal Bond Fund invests primarily in long-term investment grade obligations issued by or on behalf of the State of Florida, its political subdivisions, agencies and instrumentalities and obligations of other qualifying issuers.
++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                 Return Without    Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 7/31/05                               +7.98%           +3.66%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                             +6.66            +5.79
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                              +5.75            +5.32
--------------------------------------------------------------------------------
*     Maximum sales charge is 4%.
**    Assuming maximum sales charge.

                                                        Return         Return
                                                     Without CDSC    With CDSC**
================================================================================
Class B Shares*
================================================================================
One Year Ended 7/31/05                                  +7.65%         +3.65%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                                +6.22          +5.91
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                                 +5.33          +5.33
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**    Assuming payment of applicable contingent deferred sales charge.


                    ANNUAL REPORTS            JULY 31, 2005                   11

Performance Data (continued)           Merrill Lynch Florida Municipal Bond Fund

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class C Shares and Class I Shares compared to growth of an investment in the Lehman Brothers Municipal Bond Index. Values are from July 1995 to July 2005:

                                    7/95             7/96              7/97             7/98              7/99
ML Florida
Municipal Bond Fund+--
Class C Shares*                     $10,000          $10,555           $11,540          $12,111           $12,228

ML Florida
Municipal Bond Fund+--
Class I Shares*                     $ 9,600          $10,205           $11,224          $11,851           $12,039

                                    7/00             7/01              7/02             7/03              7/04             7/05
ML Florida
Municipal Bond Fund+--
Class C Shares*                     $12,356          $13,489           $14,186          $14,646           $15,479          $16,631

ML Florida
Municipal Bond Fund+--
Class I Shares*                     $12,240          $13,428           $14,222          $14,772           $15,691          $16,976

                                    7/95             7/96              7/97             7/98              7/99
Lehman Brothers Municipal
Bond Index++                        $10,000          $10,660           $11,753          $12,457           $12,816

                                    7/00             7/01              7/02             7/03              7/04             7/05
Lehman Brothers Municipal
Bond Index++                        $13,368          $14,715           $15,702          $16,269           $17,210          $18,302

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
+ ML Florida Municipal Bond Fund invests primarily in long-term investment grade obligations issued by or on behalf of the State of Florida, its political subdivisions, agencies and instrumentalities and obligations of other qualifying issuers.
++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                        Return         Return
                                                     Without CDSC    With CDSC**
================================================================================
Class C Shares*
================================================================================
One Year Ended 7/31/05                                  +7.44          +6.44%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                                +6.12          +6.12
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                                 +5.22          +5.22
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**    Assuming payment of applicable contingent deferred sales charge.

                                                 Return Without    Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class I Shares*
================================================================================
One Year Ended 7/31/05                               +8.19%           +3.86%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                             +6.76            +5.89
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                              +5.87            +5.43
--------------------------------------------------------------------------------
*     Maximum sales charge is 4%.
**    Assuming maximum sales charge.


12                  ANNUAL REPORTS            JULY 31, 2005

Performance Data (continued)        Merrill Lynch New Jersey Municipal Bond Fund

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the Lehman Brothers Municipal Bond Index. Values are from July 1995 to July 2005:

                                    7/95             7/96              7/97             7/98              7/99
ML New Jersey
Municipal Bond Fund+--
Class A Shares*                     $ 9,600          $10,109           $11,093          $11,700           $11,855

ML New Jersey
Municipal Bond Fund+--
Class B Shares*                     $10,000          $10,477           $11,461          $12,029           $12,149

                                    7/00             7/01              7/02             7/03              7/04             7/05
ML New Jersey
Municipal Bond Fund+--
Class A Shares*                     $11,907          $13,132           $13,686          $14,064           $14,785          $16,187

ML New Jersey
Municipal Bond Fund+--
Class B Shares*                     $12,141          $13,349           $13,856          $14,180           $14,847          $16,189

                                    7/95             7/96              7/97             7/98              7/99
Lehman Brothers Municipal
Bond Index++                        $10,000          $10,660           $11,753          $12,457           $12,816

                                    7/00             7/01              7/02             7/03              7/04             7/05
Lehman Brothers Municipal
Bond Index++                        $13,368          $14,715           $15,702          $16,269           $17,210          $18,302

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
+ ML New Jersey Municipal Bond Fund invests primarily in long-term investment grade obligations issued by or on behalf of the State of New Jersey, its political subdivisions, agencies and instrumentalities and obligations of other qualifying issuers.
++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                 Return Without    Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 7/31/05                               +9.49%           +5.11%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                             +6.33            +5.47
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                              +5.36            +4.93
--------------------------------------------------------------------------------
*     Maximum sales charge is 4%.
**    Assuming maximum sales charge.

                                                        Return         Return
                                                     Without CDSC    With CDSC**
================================================================================
Class B Shares*
================================================================================
One Year Ended 7/31/05                                  +9.04%         +5.04%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                                +5.92          +5.60
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                                 +4.94          +4.94
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**    Assuming payment of applicable contingent deferred sales charge.


                    ANNUAL REPORTS            JULY 31, 2005                   13

Performance Data (continued)        Merrill Lynch New Jersey Municipal Bond Fund

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class C Shares and Class I Shares compared to growth of an investment in the Lehman Brothers Municipal Bond Index. Values are from July 1995 to July 2005:

                                    7/95             7/96              7/97             7/98              7/99
ML New Jersey
Municipal Bond Fund+--
Class C Shares*                     $10,000          $10,467           $11,428          $11,992           $12,101

ML New Jersey
Municipal Bond Fund+--
Class I Shares*                     $ 9,600          $10,109           $11,115          $11,724           $11,902

                                    7/00             7/01              7/02             7/03              7/04             7/05
ML New Jersey
Municipal Bond Fund+--
Class C Shares*                     $12,080          $13,257           $13,747          $14,054           $14,715          $16,030

ML New Jersey
Municipal Bond Fund+--
Class I Shares*                     $11,954          $13,211           $13,782          $14,160           $14,916          $16,347

                                    7/95             7/96              7/97             7/98              7/99
Lehman Brothers Municipal
Bond Index++                        $10,000          $10,660           $11,753          $12,457           $12,816

                                    7/00             7/01              7/02             7/03              7/04             7/05
Lehman Brothers Municipal
Bond Index++                        $13,368          $14,715           $15,702          $16,269           $17,210          $18,302

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
+ ML New Jersey Municipal Bond Fund invests primarily in long-term investment grade obligations issued by or on behalf of the State of New Jersey, its political subdivisions, agencies and instrumentalities and obligations of other qualifying issuers.
++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                        Return         Return
                                                     Without CDSC    With CDSC**
================================================================================
Class C Shares*
================================================================================
One Year Ended 7/31/05                                  +8.94%         +7.94%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                                +5.82          +5.82
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                                 +4.83          +4.83
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**    Assuming payment of applicable contingent deferred sales charge.

                                                 Return Without    Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class I Shares*
================================================================================
One Year Ended 7/31/05                               +9.60%           +5.21%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                             +6.46            +5.59
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                              +5.47            +5.04
--------------------------------------------------------------------------------
*     Maximum sales charge is 4%.
**    Assuming maximum sales charge.


14                  ANNUAL REPORTS            JULY 31, 2005

Performance Data (continued)      Merrill Lynch Pennsylvania Municipal Bond Fund

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the Lehman Brothers Municipal Bond Index. Values are from July 1995 to July 2005:

                                    7/95             7/96              7/97             7/98              7/99
ML Pennsylvania
Municipal Bond Fund+--
Class A Shares*                     $ 9,600          $10,215           $11,197          $11,866           $12,021

ML Pennsylvania
Municipal Bond Fund+--
Class B Shares*                     $10,000          $10,597           $11,569          $12,211           $12,309

                                    7/00             7/01              7/02             7/03              7/04             7/05
ML Pennsylvania
Municipal Bond Fund+--
Class A Shares*                     $12,293          $13,463           $14,337          $14,867           $15,663          $16,784

ML Pennsylvania
Municipal Bond Fund+--
Class B Shares*                     $12,547          $13,686           $14,516          $14,977           $15,729          $16,772

                                    7/95             7/96              7/97             7/98              7/99
Lehman Brothers Municipal
Bond Index++                        $10,000          $10,660           $11,753          $12,457           $12,816

                                    7/00             7/01              7/02             7/03              7/04             7/05
Lehman Brothers Municipal
Bond Index++                        $13,368          $14,715           $15,702          $16,269           $17,210          $18,302

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
+ ML Pennsylvania Municipal Bond Fund invests primarily in long-term investment grade obligations issued by or on behalf of the Commonwealth of Pennsylvania, its political subdivisions, agencies and instrumentalities and obligations of other qualifying issuers.
++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                 Return Without    Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 7/31/05                               +7.16%           +2.87%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                             +6.43            +5.56
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                              +5.75            +5.31
--------------------------------------------------------------------------------
*     Maximum sales charge is 4%.
**    Assuming maximum sales charge.

                                                        Return         Return
                                                     Without CDSC    With CDSC**
================================================================================
Class B Shares*
================================================================================
One Year Ended 7/31/05                                  +6.63%         +2.63%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                                +5.98          +5.66
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                                 +5.31          +5.31
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**    Assuming payment of applicable contingent deferred sales charge.


                    ANNUAL REPORTS            JULY 31, 2005                   15

Performance Data (concluded)      Merrill Lynch Pennsylvania Municipal Bond Fund

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class C Shares and Class I Shares compared to growth of an investment in the Lehman Brothers Municipal Bond Index. Values are from July 1995 to July 2005:

                                    7/95             7/96              7/97             7/98              7/99
ML Pennsylvania
Municipal Bond Fund+--
Class C Shares*                     $10,000          $10,587           $11,546          $12,174           $12,259

ML Pennsylvania
Municipal Bond Fund+--
Class I Shares*                     $ 9,600          $10,225           $11,220          $11,892           $12,059

                                    7/00             7/01              7/02             7/03              7/04             7/05
ML Pennsylvania
Municipal Bond Fund+--
Class C Shares*                     $12,484          $13,603           $14,414          $14,857           $15,588          $16,605

ML Pennsylvania
Municipal Bond Fund+--
Class I Shares*                     $12,355          $13,544           $14,439          $14,971           $15,803          $16,936

                                    7/95             7/96              7/97             7/98              7/99
Lehman Brothers Municipal
Bond Index++                        $10,000          $10,660           $11,753          $12,457           $12,816

                                    7/00             7/01              7/02             7/03              7/04             7/05
Lehman Brothers Municipal
Bond Index++                        $13,368          $14,715           $15,702          $16,269           $17,210          $18,302

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
+ ML Pennsylvania Municipal Bond Fund invests primarily in long-term investment grade obligations issued by or on behalf of the Commonwealth of Pennsylvania, its political subdivisions, agencies and instrumentalities and obligations of other qualifying issuers.
++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                        Return         Return
                                                     Without CDSC    With CDSC**
================================================================================
Class C Shares*
================================================================================
One Year Ended 7/31/05                                  +6.53%         +5.53%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                                +5.87          +5.87
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                                 +5.20          +5.20
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**    Assuming payment of applicable contingent deferred sales charge.

                                                 Return Without    Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class I Shares*
================================================================================
One Year Ended 7/31/05                               +7.17%           +2.89%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                             +6.51            +5.65
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                              +5.84            +5.41
--------------------------------------------------------------------------------
*     Maximum sales charge is 4%.
**    Assuming maximum sales charge.


16                  ANNUAL REPORTS            JULY 31, 2005

Disclosure of Expenses

Shareholders of each Fund may incur the following charges: (a) expenses related to transactions, including sales charges, redemption fees and exchange fees; and
(b) operating expenses including advisory fees, distribution fees including 12(b)-1 fees, and other Fund expenses. The following example (which is based on a hypothetical investment of $1,000 invested on February 1, 2005 and held through July 31, 2005) is intended to assist shareholders both in calculating expenses based on an investment in each Fund and in comparing these expenses with similar costs of investing in other mutual funds.

The first table below provides information about actual account values and actual expenses. In order to estimate the expenses a shareholder paid during the period covered by this report, shareholders can divide their account value by $1,000 and then multiply the result by the number in the first line under the heading entitled "Expenses Paid During the Period."

The second table below provides information about hypothetical account values and hypothetical expenses based on each Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses. In order to assist shareholders in comparing the ongoing expenses of investing in these Funds and other funds, compare the 5% hypothetical example with the 5% hypothetical examples that appear in other funds' shareholder reports.

The expenses shown in the table are intended to highlight shareholders ongoing costs only and do not reflect any transactional expenses, such as sales charges, redemption fees or exchange fees. Therefore, the second table is useful in comparing ongoing expenses only, and will not help shareholders determine the relative total expenses of owning different funds. If these transactional expenses were included, shareholder expenses would have been higher.

                                                                                           Expenses Paid
                                                        Beginning           Ending       During the Period*
                                                      Account Value      Account Value    February 1, 2005
Merrill Lynch Florida Municipal Bond Fund           February 1, 2005     July 31, 2005    to July 31, 2005
===========================================================================================================
Actual
===========================================================================================================
Class A                                                  $1,000            $1,027.20           $4.51
-----------------------------------------------------------------------------------------------------------
Class B                                                  $1,000            $1,025.20           $6.56
-----------------------------------------------------------------------------------------------------------
Class C                                                  $1,000            $1,024.70           $7.06
-----------------------------------------------------------------------------------------------------------
Class I                                                  $1,000            $1,027.70           $4.00
===========================================================================================================
Hypothetical (5% annual return before expenses)**
===========================================================================================================
Class A                                                  $1,000            $1,020.62           $4.49
-----------------------------------------------------------------------------------------------------------
Class B                                                  $1,000            $1,018.59           $6.54
-----------------------------------------------------------------------------------------------------------
Class C                                                  $1,000            $1,018.09           $7.04
-----------------------------------------------------------------------------------------------------------
Class I                                                  $1,000            $1,021.13           $3.98
-----------------------------------------------------------------------------------------------------------

* For each class of the Fund, expenses are equal to the annualized expense ratio for the class (.89% for Class A, 1.29% for Class B, 1.39% for Class C and .79% for Class I), multiplied by the average account value over the period, multiplied by 181/365.
** Hypothetical 5% annual return before expenses is calculated by pro-rating the number of days in the most recent fiscal half-year divided by 365.


                    ANNUAL REPORTS            JULY 31, 2005                   17

Disclosure of Expenses (concluded)

                                                                                           Expenses Paid
                                                        Beginning           Ending       During the Period*
                                                      Account Value      Account Value    February 1, 2005
Merrill Lynch New Jersey Municipal Bond Fund        February 1, 2005     July 31, 2005    to July 31, 2005
===========================================================================================================
Actual
===========================================================================================================
Class A                                                  $1,000            $1,027.70           $4.73
-----------------------------------------------------------------------------------------------------------
Class B                                                  $1,000            $1,026.60           $6.81
-----------------------------------------------------------------------------------------------------------
Class C                                                  $1,000            $1,026.10           $7.31
-----------------------------------------------------------------------------------------------------------
Class I                                                  $1,000            $1,029.20           $4.22
===========================================================================================================
Hypothetical (5% annual return before expenses)**
===========================================================================================================
Class A                                                  $1,000            $1,020.41           $4.71
-----------------------------------------------------------------------------------------------------------
Class B                                                  $1,000            $1,018.35           $6.78
-----------------------------------------------------------------------------------------------------------
Class C                                                  $1,000            $1,017.85           $7.28
-----------------------------------------------------------------------------------------------------------
Class I                                                  $1,000            $1,020.91           $4.20
-----------------------------------------------------------------------------------------------------------

* For each class of the Fund, expenses are equal to the annualized expense ratio for the class (.93% for Class A, 1.34% for Class B, 1.44% for Class C and .83% for Class I), multiplied by the average account value over the period, multiplied by 181/365.
** Hypothetical 5% annual return before expenses is calculated by pro-rating the number of days in the most recent fiscal half-year divided by 365.

                                                                                           Expenses Paid
                                                        Beginning           Ending       During the Period*
                                                      Account Value      Account Value    February 1, 2005
Merrill Lynch Pennsylvania Municipal Bond Fund      February 1, 2005     July 31, 2005    to July 31, 2005
===========================================================================================================
Actual
===========================================================================================================
Class A                                                  $1,000            $1,019.90           $5.11
-----------------------------------------------------------------------------------------------------------
Class B                                                  $1,000            $1,017.00           $7.18
-----------------------------------------------------------------------------------------------------------
Class C                                                  $1,000            $1,016.50           $7.68
-----------------------------------------------------------------------------------------------------------
Class I                                                  $1,000            $1,019.50           $4.61
===========================================================================================================
Hypothetical (5% annual return before expenses)**
===========================================================================================================
Class A                                                  $1,000            $1,020.00           $5.11
-----------------------------------------------------------------------------------------------------------
Class B                                                  $1,000            $1,017.95           $7.18
-----------------------------------------------------------------------------------------------------------
Class C                                                  $1,000            $1,017.45           $7.69
-----------------------------------------------------------------------------------------------------------
Class I                                                  $1,000            $1,020.51           $4.61
-----------------------------------------------------------------------------------------------------------

* For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.01% for Class A, 1.42% for Class B, 1.52% for Class C and .91% for Class I), multiplied by the average account value over the period, multiplied by 181/365.
** Hypothetical 5% annual return before expenses is calculated by pro-rating the number of days in the most recent fiscal half-year divided by 365.


18                  ANNUAL REPORTS            JULY 31, 2005

Portfolio Information as of July 31, 2005

Merrill Lynch Florida Municipal Bond Fund

                                                                Percent of Total
Distribution by Market Sector                                     Investments
--------------------------------------------------------------------------------
Other Revenue Bonds ........................................          77.9%
General Obligation Bonds ...................................          12.9
Prerefunded Bonds* .........................................           2.3
Other** ....................................................           6.9
--------------------------------------------------------------------------------
*     Backed by an escrow fund.
**    Includes portfolio holdings in mutual funds and short-term investments.

Quality Ratings by                                              Percent of Total
S&P/Moody's                                                       Investments
--------------------------------------------------------------------------------
AAA/Aaa .................................................             54.6%
AA/Aa ...................................................              3.1
A/A .....................................................              7.7
BBB/Baa .................................................             10.7
NR (Not Rated) ..........................................             17.0
Other* ..................................................              6.9
--------------------------------------------------------------------------------
*     Includes portfolio holdings in mutual funds and short-term investments.

Merrill Lynch New Jersey Municipal Bond Fund

                                                                Percent of Total
Distribution by Market Sector                                     Investments
--------------------------------------------------------------------------------
Other Revenue Bonds ........................................          78.8%
General Obligation Bonds ...................................          16.9
Prerefunded Bonds* .........................................           4.2
Other** ....................................................           0.1
--------------------------------------------------------------------------------
*     Backed by an escrow fund.
**    Includes portfolio holdings in short-term investments.

Quality Ratings by                                              Percent of Total
S&P/Moody's                                                       Investments
--------------------------------------------------------------------------------
AAA/Aaa .................................................             57.1%
AA/Aa ...................................................              6.1
A/A .....................................................              8.5
BBB/Baa .................................................             14.3
BB/Ba ...................................................              2.0
B/B .....................................................              3.8
CCC/Caa .................................................              1.9
NR (Not Rated) ..........................................              6.2
Other* ..................................................              0.1
--------------------------------------------------------------------------------
*     Includes portfolio holdings in short-term investments.

Merrill Lynch Pennsylvania Municipal Bond Fund

                                                                Percent of Total
Distribution by Market Sector                                     Investments
--------------------------------------------------------------------------------
Other Revenue Bonds ........................................          83.7%
General Obligation Bonds ...................................          15.4
Prerefunded Bonds* .........................................           0.5
Other** ....................................................           0.4
--------------------------------------------------------------------------------
*     Backed by an escrow fund.
**    Includes portfolio holdings in short-term investments.

Quality Ratings by                                              Percent of Total
S&P/Moody's                                                       Investments
--------------------------------------------------------------------------------
AAA/Aaa .................................................             46.6%
AA/Aa ...................................................             15.6
A/A .....................................................              3.6
BBB/Baa .................................................             26.5
BB/Ba ...................................................              0.8
CCC/Caa .................................................              0.8
NR (Not Rated) ..........................................              5.7
Other* ..................................................              0.4
--------------------------------------------------------------------------------
*     Includes portfolio holdings in short-term investments.


                    ANNUAL REPORTS            JULY 31, 2005                   19

Schedule of Investments
                       Merrill Lynch Florida Municipal Bond Fund  (in Thousands)

        Face
      Amount   Municipal Bonds                                                 Value
======================================================================================
Florida--82.7%
--------------------------------------------------------------------------------------
      $2,600   Alachua County, Florida, Health Facilities Authority,
               Health Facilities Revenue Bonds (Shands Teaching
               Hospital and Clinics, Inc. Project), VRDN, Series A,
               2.25% due 12/01/2012 (f)                                       $  2,600
--------------------------------------------------------------------------------------
       1,095   Altamonte Springs, Florida, Health Facilities Authority,
               Hospital Revenue Bonds (Adventist Health Systems--
               Sunbelt), 7% due 10/01/2014 (e)                                   1,370
--------------------------------------------------------------------------------------
       1,265   Ballantrae, Florida, Community Development
               District, Capital Improvement Revenue Bonds,
               6% due 5/01/2035                                                  1,316
--------------------------------------------------------------------------------------
               Broward County, Florida, HFA, M/F Housing Revenue
               Refunding Bonds (Lakeside Apartments Project) (d):
       1,100       6.90% due 8/01/2015                                           1,124
       1,100       7% due 2/01/2025                                              1,124
--------------------------------------------------------------------------------------
         550   Capital Trust Agency, Florida, Air Cargo Revenue Bonds,
               AMT, 6.25% due 1/01/2019                                            573
--------------------------------------------------------------------------------------
               Citrus County, Florida, Hospital Board Revenue
               Refunding Bonds (Citrus Memorial Hospital):
         960       6.25% due 8/15/2023                                           1,052
       1,500       6.375% due 8/15/2032                                          1,644
--------------------------------------------------------------------------------------
       1,000   Cypress Lakes, Florida, Community Development
               District, Special Assessment Bonds, Series A,
               6% due 5/01/2034                                                  1,039
--------------------------------------------------------------------------------------
         115   Double Branch Community, Florida, Development
               District, Special Assessment Bonds, Series B-1,
               5.60% due 5/01/2007                                                 116
--------------------------------------------------------------------------------------
         445   Escambia County, Florida, Health Facilities Authority,
               Health Facility Revenue Bonds (Florida Health Care
               Facility Loan), 5.95% due 7/01/2020 (a)                             448
--------------------------------------------------------------------------------------
       1,500   Fiddlers Creek, Florida, Community Development
               District Number 2, Special Assessment Revenue Bonds,
               Series A, 6.375% due 5/01/2035                                    1,592
--------------------------------------------------------------------------------------
       1,620   Florida HFA, Homeowner Mortgage Revenue Bonds,
               AMT, Series 3, 6.35% due 7/01/2028 (b)(j)                         1,683
--------------------------------------------------------------------------------------
         735   Florida Housing Finance Corporation, Homeowner
               Mortgage Revenue Refunding Bonds, AMT, Series 4,
               6.25% due 7/01/2022 (g)                                             751
--------------------------------------------------------------------------------------
       5,000   Florida State Board of Education, Lottery Revenue Bonds,
               DRIVERS, Series 222, 10.081% due 7/01/2017 (h)(i)                 6,430
--------------------------------------------------------------------------------------
       2,500   Florida State Turnpike Authority, Turnpike Revenue Bonds,
               DRIVERS, Series 218, 9.855% due 7/01/2029 (h)(i)                  3,215
--------------------------------------------------------------------------------------
         975   Harbor Bay, Florida, Community Development District,
               Capital Improvement Special Assessment Revenue Bonds,
               Series A, 7% due 5/01/2033                                        1,059
--------------------------------------------------------------------------------------
         240   Heritage Isles Community Development District, Florida,
               Special Assessment Revenue Refunding Bonds,
               5.90% due 11/01/2006                                                242
--------------------------------------------------------------------------------------
         125   Heritage Palms, Florida, Community Development
               District, Capital Improvement Revenue Bonds,
               6.25% due 11/01/2007                                                126
--------------------------------------------------------------------------------------
       3,500   Highlands County, Florida, Health Facilities Authority,
               Hospital Revenue Bonds (Adventist Health System),
               Series A, 6% due 11/15/2031                                       3,803
--------------------------------------------------------------------------------------
               Hillsborough County, Florida, IDA, Exempt Facilities
               Revenue Bonds (National Gypsum Co.), AMT:
       1,000       Series A, 7.125% due 4/01/2030                                1,121
       1,750       Series B, 7.125% due 4/01/2030                                1,962
--------------------------------------------------------------------------------------
               Jacksonville, Florida, Economic Development
               Commission, Health Care Facilities Revenue Bonds
               (Mayo Clinic--Jacksonville):
       1,000       Series A, 5.50% due 11/15/2036                                1,067
       1,000       Series A, 5.50% due 11/15/2036 (b)                            1,104
       2,000       Series B, 5.50% due 11/15/2036                                2,136
         410       Series B, 5.50% due 11/15/2036 (b)                              453
--------------------------------------------------------------------------------------
       1,200   Jacksonville, Florida, Guaranteed Entitlement
               Revenue Refunding and Improvement Bonds,
               5.25% due 10/01/2032 (i)                                          1,287
--------------------------------------------------------------------------------------
       1,000   Lake County, Florida, School Board, COP, Series A,
               5% due 6/01/2030 (a)                                              1,051
--------------------------------------------------------------------------------------
       1,000   Manatee County, Florida, PCR, Refunding (Florida
               Power and Light Company Project), VRDN,
               2.22% due 9/01/2024 (f)                                           1,000
--------------------------------------------------------------------------------------
       2,320   Martin County, Florida, Health Facilities Authority,
               Hospital Revenue Bonds (Martin Memorial Medical
               Center), Series A, 5.875% due 11/15/2032                          2,506
--------------------------------------------------------------------------------------
       4,035   Miami-Dade County, Florida, Aviation Revenue Bonds,
               AMT, Series A, 5% due 10/01/2033 (g)                              4,152
--------------------------------------------------------------------------------------

Portfolio Abbreviations

To simplify the listings of portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list at right.

AMT       Alternative Minimum Tax (subject to)
BAN       Bond Anticipation Notes
COP       Certificates of Participation
DRIVERS   Derivative Inverse Tax-Exempt Receipts
EDA       Economic Development Authority
EDR       Economic Development Revenue Bonds
GO        General Obligation Bonds
HFA       Housing Finance Agency
IDA       Industrial Development Authority
IDR       Industrial Development Revenue Bonds
M/F       Multi-Family
PCR       Pollution Control Revenue Bonds
RIB       Residual Interest Bonds
RITR      Residual Interest Trust Receipts
S/F       Single-Family
VRDN      Variable Rate Demand Notes


20                  ANNUAL REPORTS            JULY 31, 2005

                       Merrill Lynch Florida Municipal Bond Fund  (in Thousands)

        Face
      Amount   Municipal Bonds                                                 Value
======================================================================================
Florida (continued)
--------------------------------------------------------------------------------------
               Miami-Dade County, Florida, Expressway Authority,
               Toll System Revenue Bonds, Series B (i):
      $2,495       5.25% due 7/01/2026                                        $  2,709
       2,450       5% due 7/01/2033                                              2,572
--------------------------------------------------------------------------------------
       1,250   Miami-Dade County, Florida, Solid Waste System
               Revenue Bonds, 5.25% due 10/01/2030 (b)                           1,365
--------------------------------------------------------------------------------------
       4,225   Miami-Dade County, Florida, Subordinate Special
               Obligation Revenue Bonds, Series A,
               5.20%* due 10/01/2032 (b)                                         1,053
--------------------------------------------------------------------------------------
       1,000   Middle Village Community Development District,
               Florida, Special Assessment Bonds, Series A,
               6% due 5/01/2035                                                  1,029
--------------------------------------------------------------------------------------
       2,000   Midtown Miami, Florida, Community Development
               District, Special Assessment Revenue Bonds, Series A,
               6.25% due 5/01/2037                                               2,111
--------------------------------------------------------------------------------------
       1,000   Oak Creek, Florida, Community Development District,
               Special Assessment Bonds, 5.80% due 5/01/2035                     1,033
--------------------------------------------------------------------------------------
       1,000   Old Palm Community Development District, Florida,
               Special Assessment Bonds (Palm Beach Gardens),
               Series A, 5.90% due 5/01/2035                                     1,041
--------------------------------------------------------------------------------------
               Orange County, Florida, Health Facilities Authority,
               Hospital Revenue Bonds:
         500       (Adventist Health System), 6.25% due 11/15/2024                 555
         920       (Orlando Regional Healthcare), 5.70% due 7/01/2026              926
       2,705       (Orlando Regional Healthcare), 6% due 12/01/2028              2,947
--------------------------------------------------------------------------------------
       1,000   Orange County, Florida, School Board, COP, Refunding,
               Series B, 5% due 8/01/2025 (a)                                    1,060
--------------------------------------------------------------------------------------
               Orlando, Florida, Urban Community Development District,
               Capital Improvement Special Assessment Bonds:
       1,000       6.25% due 5/01/2034                                           1,054
         980       Series A, 6.95% due 5/01/2033                                 1,055
--------------------------------------------------------------------------------------
       1,265   Osceola County, Florida, Infrastructure Sales Surplus
               Tax Revenue Bonds, 5.25% due 10/01/2025 (a)                       1,363
--------------------------------------------------------------------------------------
       2,000   Osceola County, Florida, School Board, COP, Series A,
               5.25% due 6/01/2027 (a)                                           2,152
--------------------------------------------------------------------------------------
         925   Osceola County, Florida, Tourist Development Tax
               Revenue Bonds, Series A, 5.50% due 10/01/2027 (i)                 1,021
--------------------------------------------------------------------------------------
       2,600   Palm Beach County, Florida, Health Facilities Authority,
               Health Facilities Revenue Bonds (Bethesda Healthcare
               System Project), VRDN, 2.33% due 12/01/2031 (f)                   2,600
--------------------------------------------------------------------------------------
          55   Panther Trace, Florida, Community Development District,
               Special Assessment Revenue Bonds, Series B, 6.50%
               due 5/01/2009                                                        56
--------------------------------------------------------------------------------------
               Park Place Community Development District, Florida,
               Special Assessment Revenue Bonds:
         500       6.75% due 5/01/2032                                             534
         985       6.375% due 5/01/2034                                          1,033
--------------------------------------------------------------------------------------
       2,080   Pasco County, Florida, Health Facilities Authority, Gross
               Revenue Bonds (Adventist Health System--Sunbelt),
               7% due 10/01/2014 (e)                                             2,580
--------------------------------------------------------------------------------------
       1,000   Pasco County, Florida, School Board, COP, Series A,
               5% due 8/01/2030 (a)                                              1,051
--------------------------------------------------------------------------------------
       2,000   Pinellas County, Florida, Health Facilities Authority
               Revenue Bonds (BayCare Health System Inc.),
               5.75% due 11/15/2029                                              2,155
--------------------------------------------------------------------------------------
       2,345   Reedy Creek, Florida, Improvement District, Utilities
               Revenue Bonds, Series 1, 5% due 10/01/2025 (a)                    2,503
--------------------------------------------------------------------------------------
         415   Reunion East Community Development District,
               Florida, Special Assessment, Series B, 5.90%
               due 11/01/2007                                                      419
--------------------------------------------------------------------------------------
       1,000   Saint Johns County, Florida, Sales Tax Revenue Bonds, GO,
               Series A, 5.25% due 10/01/2028 (a)                                1,087
--------------------------------------------------------------------------------------
       2,320   South Broward, Florida, Hospital District Revenue Bonds,
               DRIVERS, Series 337, 8.611% due 5/01/2032 (b)(h)                  2,778
--------------------------------------------------------------------------------------
       1,000   South Kendall, Florida, Community Development
               District, Special Assessment Bonds, Series A,
               5.90% due 5/01/2035                                               1,041
--------------------------------------------------------------------------------------
               South Lake County, Florida, Hospital District Revenue
               Bonds (South Lake Hospital Inc.):
       1,000       5.80% due 10/01/2034                                          1,048
         995       6.375% due 10/01/2034                                         1,071
--------------------------------------------------------------------------------------
         990   Sterling Hill, Florida, Community Development District,
               Capital Improvement Revenue Refunding Bonds,
               Series B, 5.50% due 11/01/2010                                      996
--------------------------------------------------------------------------------------
         215   Stoneybrook West, Florida, Community Development
               District, Special Assessment Revenue Bonds, Series B,
               6.45% due 5/01/2010                                                 217
--------------------------------------------------------------------------------------
               University of Central Florida (UCF) Athletics Association Inc.,
               COP, Series A (i):
       2,860       5.25% due 10/01/2034                                          3,075
       1,000       5% due 10/01/2035                                             1,050
--------------------------------------------------------------------------------------
         535   Verandah West, Florida, Community Development District,
               Capital Improvement Revenue Bonds, Series B, 5.25%
               due 5/01/2008                                                       539
--------------------------------------------------------------------------------------
       1,000   Village Center Community Development District, Florida,
               Recreational Revenue Bonds, Series A,
               5% due 11/01/2032 (b)                                             1,048
--------------------------------------------------------------------------------------
       1,000   Village Center Community Development District, Florida,
               Utility Revenue Bonds, 5.125% due 10/01/2028 (b)                  1,065
--------------------------------------------------------------------------------------
       1,465   Vista Lakes Community Development District, Florida,
               Capital Improvement Revenue Bonds, Series A,
               6.75% due 5/01/2034                                               1,568
--------------------------------------------------------------------------------------
       1,000   West Villages Improvement District, Florida, Revenue
               Bonds, BAN, 5% due 2/01/2006                                      1,000
--------------------------------------------------------------------------------------
       4,050   Winter Haven, Florida, Utility System Revenue Refunding
               Improvement Bonds, 5% due 10/01/2035 (b)                          4,285

======================================================================================
Massachusetts--1.3%
--------------------------------------------------------------------------------------
       1,600   Massachusetts State School Building Authority,
               Dedicated Sales Tax Revenue Bonds, Series A,
               5% due 8/15/2030 (g)                                              1,697

======================================================================================
New Jersey--5.9%
--------------------------------------------------------------------------------------
               New Jersey EDA, Cigarette Tax Revenue Bonds:
       1,500       5.50% due 6/15/2024                                           1,586
       4,650       5.75% due 6/15/2029 (k)                                       5,172
       1,020       5.75% due 6/15/2034                                           1,087


                    ANNUAL REPORTS            JULY 31, 2005                   21

Schedule of Investments (concluded)
                       Merrill Lynch Florida Municipal Bond Fund  (in Thousands)

        Face
      Amount   Municipal Bonds                                                 Value
======================================================================================
Pennsylvania--0.8%
--------------------------------------------------------------------------------------
      $1,000   Delaware County, Pennsylvania, IDA, Water Facilities
               Revenue Refunding Bonds (Aqua Pennsylvania Inc.
               Project), AMT, Series B, 5% due 11/01/2036 (i)                 $  1,036

======================================================================================
Texas--3.5%
--------------------------------------------------------------------------------------
       1,000   North Harris County, Texas, Regional Water Authority,
               Senior Lien Revenue Bonds, 5% due 12/15/2032 (b)                  1,046
--------------------------------------------------------------------------------------
       3,460   San Antonio, Texas, Convention Center Hotel Finance
               Corporation, Contract Revenue Empowerment Zone
               Bonds, AMT, Series A, 5% .due 7/15/2034 (a)                       3,574

======================================================================================
Virginia--2.8%
--------------------------------------------------------------------------------------
       2,500   Tobacco Settlement Financing Corporation of Virginia,
               Asset-Backed Revenue Bonds, 5.50% due 6/01/2026                   2,636
--------------------------------------------------------------------------------------
       1,000   Virginia Port Authority, Port Facilities Revenue Bonds, AMT,
               5% due 7/01/2028 (b)                                              1,045

======================================================================================
Puerto Rico--4.3%
--------------------------------------------------------------------------------------
       1,365   Puerto Rico Industrial, Tourist, Educational, Medical and
               Environmental Control Facilities Revenue Bonds
               (Cogeneration Facility--AES Puerto Rico Project), AMT,
               6.625% due 6/01/2026                                              1,479
--------------------------------------------------------------------------------------
       1,000   Puerto Rico Public Buildings Authority, Government
               Facilities, Revenue Refunding Bonds, Series I,
               5% due 7/01/2036                                                  1,040
--------------------------------------------------------------------------------------
       3,000   Puerto Rico Public Finance Corporation, Commonwealth
               Appropriation Revenue Bonds, Series E,
               5.75% due 2/01/2007 (c)                                           3,124
--------------------------------------------------------------------------------------
               Total Municipal Bonds (Cost--$127,191)--101.3%                  133,513
======================================================================================

      Shares
        Held   Mutual Funds
======================================================================================
         211   BlackRock Florida Insured Municipal 2008 Term Trust               3,279
--------------------------------------------------------------------------------------
               Total Mutual Funds (Cost--$3,496)--2.5%                           3,279
======================================================================================

               Short-Term Securities
======================================================================================
          13   Merrill Lynch Institutional Tax-Exempt Fund (l)                      13
--------------------------------------------------------------------------------------
               Total Short-Term Securities (Cost--$13)--0.0%                        13
======================================================================================
Total Investments (Cost--$130,700**)--103.8%                                   136,805

Liabilities in Excess of Other Assets--(3.8%)                                   (5,002)
                                                                              --------
Net Assets--100.0%                                                            $131,803
                                                                              ========

--------------------------------------------------------------------------------

* Represents a zero coupon bond; the interest rate shown reflects the effective yield at the time of purchase by the Fund.
** The cost and unrealized appreciation (depreciation) of investments as of July 31, 2005, as computed for federal income tax purposes, were as follows:

                                                                  (in Thousands)
      --------------------------------------------------------------------------
      Aggregate cost ............................................     $ 130,700
                                                                      =========
      Gross unrealized appreciation .............................     $   6,392
      Gross unrealized depreciation                                        (287)
                                                                      ---------
      Net unrealized appreciation ...............................     $   6,105
                                                                      =========

(a)   AMBAC Insured.
(b)   MBIA Insured.
(c)   Prerefunded.
(d)   FNMA Collateralized.
(e)   Escrowed to maturity.
(f) Security may have a maturity of more than one year at time of issuance, but has variable rate and demand features that qualify it as a short-term security. The rate disclosed is that currently in effect. This rate changes periodically based upon prevailing market rates.
(g)   FSA Insured.
(h) The rate disclosed is that currently in effect. This rate changes periodically and inversely based upon prevailing market rates.
(i)   FGIC Insured.
(j)   FHA Insured.
(k)   AGC Insured.
(l) Investments in companies considered to be an affiliate of the Fund, for purposes of Section 2(a)(3) of the Investment Company Act of 1940, were as follows:

                                                                  (in Thousands)
      --------------------------------------------------------------------------
                                                       Net              Dividend
      Affiliate                                      Activity            Income
      --------------------------------------------------------------------------
      Merrill Lynch Institutional Tax-Exempt Fund       --                   $ 1
      --------------------------------------------------------------------------

      See Notes to Financial Statements.


22                  ANNUAL REPORTS            JULY 31, 2005

Schedule of Investments
                    Merrill Lynch New Jersey Municipal Bond Fund  (in Thousands)

        Face
      Amount   Municipal Bonds                                                 Value
======================================================================================
New Jersey--95.3%
--------------------------------------------------------------------------------------
      $2,000   Bergen County, New Jersey, Improvement Authority,
               School District, GO (Wyckoff Township Board of
               Education Project), 5% due 4/01/2032                           $  2,124
--------------------------------------------------------------------------------------
               Camden County, New Jersey, Pollution Control Financing
               Authority, Solid Waste Resource Recovery, Revenue
               Refunding Bonds, AMT:
         340       Series A, 7.50% due 12/01/2010                                  342
         240       Series B, 7.50% due 12/01/2009                                  241
--------------------------------------------------------------------------------------
       1,100   Cape May Point, New Jersey, GO, 5.70% due 3/15/2013 (l)           1,165
--------------------------------------------------------------------------------------
       2,450   Delaware River Joint Toll Bridge Commission, Pennsylvania,
               Bridge Revenue Refunding Bonds, 5% due 7/01/2024                  2,566
--------------------------------------------------------------------------------------
       4,135   Garden State Preservation Trust of New Jersey, Capital
               Appreciation Revenue Bonds, Series B,
               5.24%* due 11/01/2027 (d)                                         1,464
--------------------------------------------------------------------------------------
               Garden State Preservation Trust of New Jersey, Open Space
               and Farmland Preservation Revenue Bonds, Series A (d)(m):
       1,640       5.80% due 11/01/2022                                          1,885
       2,080       5.75% due 11/01/2028                                          2,516
--------------------------------------------------------------------------------------
       1,705   Middlesex County, New Jersey, Improvement Authority,
               County--Guaranteed Revenue Bonds (Golf Course
               Projects), 5.25% due 6/01/2026                                    1,852
--------------------------------------------------------------------------------------
         520   Middlesex County, New Jersey, Improvement Authority,
               Senior Revenue Bonds (Heldrich Center Hotel/Conference
               Project), Series A, 5% due 1/01/2032                                520
--------------------------------------------------------------------------------------
       1,000   Middlesex County, New Jersey, Pollution Control Financing
               Authority, Revenue Refunding Bonds (Amerada Hess
               Corporation), 6.05% due 9/15/2034                                 1,075
--------------------------------------------------------------------------------------
               New Jersey EDA, Cigarette Tax Revenue Bonds:
         520       5.625% due 6/15/2019                                            558
         590       5.75% due 6/15/2029                                             632
         125       5.50% due 6/15/2031                                             131
         230       5.75% due 6/15/2034                                             245
--------------------------------------------------------------------------------------
               New Jersey EDA, EDR (Masonic Charity Foundation of
               New Jersey):
         600       5.25% due 6/01/2024                                             641
         500       5.25% due 6/01/2032                                             534
--------------------------------------------------------------------------------------
       1,000   New Jersey EDA, First Mortgage Revenue Bonds
               (Lions Gate Project), Series A, 5.875% due 1/01/2037              1,016
--------------------------------------------------------------------------------------
               New Jersey EDA, First Mortgage Revenue Bonds
               (The Presbyterian Home):
       1,330       Series A, 6.375% due 11/01/2031                               1,376
       1,630       Series B, 5.75% due 11/01/2031                                1,633
--------------------------------------------------------------------------------------
       1,500   New Jersey EDA, First Mortgage Revenue Refunding Bonds
               (The Winchester Gardens at Ward Homestead Project),
               Series A, 5.80% due 11/01/2031                                    1,572
--------------------------------------------------------------------------------------
       1,250   New Jersey EDA, IDR, Refunding (Newark Airport Marriott
               Hotel), 7% due 10/01/2014                                         1,295
--------------------------------------------------------------------------------------
               New Jersey EDA, Motor Vehicle Surcharge Revenue Bonds,
               Series A (e):
       1,675       4.95%* due 7/01/2021                                            833
       2,100       5% due 7/01/2029                                              2,222
         880       5% due 7/01/2034                                                929
--------------------------------------------------------------------------------------
         425   New Jersey EDA, Retirement Community Revenue Bonds
               (Cedar Crest Village Inc. Facility), Series A, 7.25%
               due 11/15/2031                                                      462
--------------------------------------------------------------------------------------
       1,075   New Jersey EDA, Revenue Bonds (American Airlines Inc.
               Project), AMT, 7.10% due 11/01/2031                                 912
--------------------------------------------------------------------------------------
               New Jersey EDA, School Facilities Construction
               Revenue Bonds:
         400       Series I, 5% due 9/01/2014 (f)                                  439
       1,700       Series L, 5% due 3/01/2030 (d)                                1,804
--------------------------------------------------------------------------------------
       1,000   New Jersey EDA, Solid Waste Disposal Facilities Revenue
               Bonds (Waste Management Inc.), AMT, Series A,
               5.30% due 6/01/2015                                               1,054
--------------------------------------------------------------------------------------
       3,000   New Jersey EDA, Special Facility Revenue Bonds
               (Continental Airlines Inc. Project), AMT,
               6.25% due 9/15/2019                                               2,797
--------------------------------------------------------------------------------------
       2,000   New Jersey EDA, State Contract Revenue Refunding Bonds
               (Economic Fund), Series A, 5.25%* due 3/15/2021 (e)               1,007
--------------------------------------------------------------------------------------
       3,500   New Jersey EDA, State Lease Revenue Bonds (State Office
               Buildings Projects), 6.25% due 6/15/2010 (a)(f)                   3,975
--------------------------------------------------------------------------------------
               New Jersey Health Care Facilities Financing Authority
               Revenue Bonds:
         500       (Avalon at Hillsborough), Series A,
                   6.625% due 7/01/2035                                            504
       1,150       (Pascack Valley Hospital Association),
                   6.625% due 7/01/2036                                          1,183
       1,040       (RWJ Healthcare Corporation), Series B,
                   5% due 7/01/2035                                              1,082
       2,500       (Robert Wood Johnson University Hospital),
                   5.75% due 7/01/2025                                           2,697
       1,500       (South Jersey Hospital), 6% due 7/01/2026                     1,620
--------------------------------------------------------------------------------------
               New Jersey Health Care Facilities Financing Authority,
               Revenue Refunding Bonds:
         910       (Atlantic City Medical Center), 6.25% due 7/01/2017           1,032
       1,500       (Bayshore Community Hospital),
                   5.125% due 7/01/2032 (i)                                      1,558
         600       (Capital Health System Inc.), Series A,
                   5.75% due 7/01/2023                                             645
       1,250       (Saint Clare's Hospital Inc.), Series A,
                   4.75% due 7/01/2025 (i)                                       1,262
         400       (Trinitas Hospital Obligation Group),
                   7.40% due 7/01/2020                                             454
--------------------------------------------------------------------------------------
         800   New Jersey State Educational Facilities Authority, Higher
               Education, Capital Improvement Revenue Bonds, Series A,
               5.125% due 9/01/2022 (a)                                            859
--------------------------------------------------------------------------------------
               New Jersey State Educational Facilities Authority
               Revenue Bonds:
       1,660       (Bloomfield College), Series A, 6.85% due 7/01/2030           1,695
         750       (Georgian Court College Project), Series C,
                   6.50% due 7/01/2033                                             848
       1,000       (New Jersey Institute of Technology), Series G,
                   5.25% due 7/01/2019 (e)                                       1,085
         250       (Princeton University), Series B, 4.25% due 7/01/2031           241
       1,120       (Public Library Project Grant Issue), Series A,
                   5.50% due 9/01/2019 (a)                                       1,245
       1,000       (Rider University), Series A, 5.125% due 7/01/2028 (i)        1,061
         715       (Rowan University), Series C, 5.125% due 7/01/2028 (e)          763
         650       (Rowan University), Series C, 5% due 7/01/2034 (e)              686
--------------------------------------------------------------------------------------


                    ANNUAL REPORTS            JULY 31, 2005                   23

                    Merrill Lynch New Jersey Municipal Bond Fund  (in Thousands)

        Face
      Amount   Municipal Bonds                                                 Value
======================================================================================
New Jersey (continued)
--------------------------------------------------------------------------------------
      $1,000   New Jersey State Educational Facilities Authority, Revenue
               Refunding Bonds (Princeton Theological Seminary),
               5% due 7/01/2026                                               $  1,060
--------------------------------------------------------------------------------------
       2,175   New Jersey State Housing and Mortgage Financing Agency,
               Capital Fund Program Revenue Bonds, Series A,
               4.70% due 11/01/2025 (d)                                          2,212
--------------------------------------------------------------------------------------
       5,225   New Jersey State Housing and Mortgage Financing Agency,
               M/F Revenue Bonds, RIB, AMT, Series 1012,
               6.939% due 11/01/2035 (b)(c)                                      5,300
--------------------------------------------------------------------------------------
               New Jersey State Transportation Trust Fund Authority,
               Transportation System Revenue Refunding Bonds,
               Series B (e):
       1,560       6.50% due 6/15/2010                                           1,775
         940       6.50% due 6/15/2010 (g)                                       1,078
       1,435       5.50% due 12/15/2015                                          1,632
       1,800       5.50% due 12/15/2021                                          2,096
--------------------------------------------------------------------------------------
               New Jersey State Turnpike Authority, Turnpike Revenue Bonds:
       1,510       Series B, 5.15%* due 1/01/2035 (a)                              981
       2,500       Series C, 5% due 1/01/2030 (d)                                2,650
--------------------------------------------------------------------------------------
       1,000   New Jersey State Turnpike Authority, Turnpike Revenue
               Refunding Bonds, Series A, 5% due 1/01/2027 (b)                   1,053
--------------------------------------------------------------------------------------
         965   Newark, New Jersey, Health Care Facility Revenue
               Refunding Bonds (New Community Urban Renewal),
               Series A, 5.20% due 6/01/2030 (h)(j)                              1,032
--------------------------------------------------------------------------------------
               Port Authority of New York and New Jersey, Consolidated
               Revenue Bonds:
       1,000       85th Series, 5.20% due 9/01/2018                              1,107
       1,000       93rd Series, 6.125% due 6/01/2094                             1,206
--------------------------------------------------------------------------------------
               Port Authority of New York and New Jersey, Special
               Obligation Revenue Bonds (JFK International Air
               Terminal LLC), AMT (e):
       1,000       RIB, Series 157, 8.85% due 12/01/2022 (c)                     1,147
       1,750       Series 6, 6.25% due 12/01/2011                                1,969
--------------------------------------------------------------------------------------
       1,500   South Jersey Port Corporation of New Jersey, Revenue
               Refunding Bonds, AMT, 5.20% due 1/01/2023                         1,557
--------------------------------------------------------------------------------------
               Sparta Township, New Jersey, GO, Refunding (e):
         500       4.20% due 1/01/2024                                             492
       1,030       4.25% due 1/01/2027                                           1,005
--------------------------------------------------------------------------------------
       1,195   Tobacco Settlement Financing Corporation of New Jersey
               Revenue Bonds, 7% due 6/01/2041                                   1,445
--------------------------------------------------------------------------------------
       2,000   Union County, New Jersey, Utilities Authority, Senior Lease
               Revenue Refunding Bonds (Ogden Martin System of
               Union, Inc.), AMT, Series A, 5.50% due 6/01/2010 (a)              2,164
--------------------------------------------------------------------------------------
               University of Medicine and Dentistry, New Jersey, Revenue
               Bonds, Series A (a):
       1,030       5.50% due 12/01/2027                                          1,144
       1,500       5% due 12/01/2031                                             1,571

======================================================================================
Guam--0.8%
--------------------------------------------------------------------------------------
         750   Commonwealth of the Northern Mariana Islands, Guam,
               GO, Series A, 6.75% due 10/01/2033                                  820

======================================================================================
Puerto Rico--4.3%
--------------------------------------------------------------------------------------
       2,000   Puerto Rico Commonwealth Highway and Transportation
               Authority, Transportation Revenue Refunding Bonds,
               Series A, 4.75% due 7/01/2038 (k)                                 2,072
--------------------------------------------------------------------------------------
       1,170   Puerto Rico Electric Power Authority, Power Revenue Bonds,
               Series HH, 5.25% due 7/01/2029 (d)                                1,261
--------------------------------------------------------------------------------------
       1,345   Puerto Rico Industrial, Medical and Environmental Pollution
               Control Facilities Financing Authority, Special Facilities
               Revenue Bonds (American Airlines Inc.), Series A,
               6.45% due 12/01/2025                                              1,082

======================================================================================
U.S. Virgin Islands--2.3%
--------------------------------------------------------------------------------------
       1,400   Virgin Islands Government Refinery Facilities, Revenue
               Refunding Bonds (Hovensa Coker Project), AMT,
               6.50% due 7/01/2021                                               1,593
--------------------------------------------------------------------------------------
         750   Virgin Islands Public Finance Authority, Refinery Facilities
               Revenue Bonds (Hovensa Refinery), AMT, 5.875%
               due 7/01/2022                                                       813
--------------------------------------------------------------------------------------
               Total Municipal Bonds (Cost--$99,142)--102.7%                   105,654
======================================================================================

      Shares
        Held   Short-Term Securities
======================================================================================
         124   CMA New Jersey Municipal Money Fund (n)                             124
--------------------------------------------------------------------------------------
               Total Short-Term Securities (Cost--$124)--0.1%                      124
======================================================================================
Total Investments (Cost--$99,266**)--102.8%                                    105,778

Liabilities in Excess of Other Assets--(2.8%)                                   (2,902)
                                                                              --------
Net Assets--100.0%                                                            $102,876
                                                                              ========


24                  ANNUAL REPORTS            JULY 31, 2005

Schedule of Investments (concluded)
                    Merrill Lynch New Jersey Municipal Bond Fund  (in Thousands)

* Represents a zero coupon bond; the interest rate shown reflects the effective yield at the time of purchase by the Fund.
** The cost and unrealized appreciation (depreciation) of investments as of July 31, 2005, as computed for federal income tax purposes, were as follows:

                                                                  (in Thousands)
      --------------------------------------------------------------------------
      Aggregate cost ............................................     $  99,173
                                                                      =========
      Gross unrealized appreciation .............................     $   6,619
      Gross unrealized depreciation .............................           (14)
                                                                      ---------
      Net unrealized appreciation ...............................     $   6,605
                                                                      =========

(a)   AMBAC Insured.
(b)   FGIC Insured.
(c) The rate disclosed is that currently in effect. This rate changes periodically and inversely based upon prevailing market rates.
(d)   FSA Insured.
(e)   MBIA Insured.
(f)   Prerefunded.
(g)   Escrowed to maturity.
(h)   GNMA Collateralized.
(i)   Radian Insured.
(j)   FHA Insured.
(k)   CIFG Insured.
(l) All or a portion of security held as collateral in connection with open financial futures contracts.
(m)   When-issued security.
(n) Investments in companies considered to be an affiliate of the Fund, for purposes of Section 2(a)(3) of the Investment Company Act of 1940, were as follows:

                                                                  (in Thousands)
      --------------------------------------------------------------------------
                                                      Net               Dividend
      Affiliate                                    Activity              Income
      --------------------------------------------------------------------------
      CMA New Jersey Municipal Money Fund             111                    $20
      --------------------------------------------------------------------------

      Financial futures contracts sold as of July 31, 2005 were as follows:

                                                                  (in Thousands)
      --------------------------------------------------------------------------
      Number of                         Expiration        Face       Unrealized
      Contracts         Issue              Date           Value     Appreciation
      --------------------------------------------------------------------------
       100             Ten-Year       September 2005     $11,234           $ 136
                 U.S. Treasury Note
      --------------------------------------------------------------------------

      Forward interest rate swaps outstanding as of July 31, 2005 were as follows:

                                                                  (in Thousands)
      --------------------------------------------------------------------------
                                                         Notional    Unrealized
                                                          Amount    Depreciation
      --------------------------------------------------------------------------
      Pay a fixed rate of 3.82% and receive a
      floating rate based on 1-week USD Bond
      Market Association Municipal Swap Index Rate

      Broker, JPMorgan Chase Bank
      Expires November 2018                              $  960            $ (5)

      Pay a fixed rate of 4.042% and receive a floating rate based on 1-week USD Bond
      Market Association Municipal Swap Index Rate

      Broker, JPMorgan Chase Bank
      Expires August 2026                                $2,020             (22)
      --------------------------------------------------------------------------
      Total                                                                $(27)
                                                                           ====

      See Notes to Financial Statements.

                    ANNUAL REPORTS            JULY 31, 2005                   25

Schedule of Investments
                  Merrill Lynch Pennsylvania Municipal Bond Fund  (in Thousands)

        Face
      Amount   Municipal Bonds                                                 Value
======================================================================================
Pennsylvania--76.2%
--------------------------------------------------------------------------------------
      $1,000   Allegheny County, Pennsylvania, Higher Education Building
               Authority, University Revenue Bonds (Carnegie Mellon
               University), 5.125% due 3/01/2032                              $  1,046
--------------------------------------------------------------------------------------
       4,785   Allegheny County, Pennsylvania, IDA, Commercial
               Development Revenue Refunding Bonds (MPB
               Associates Project), 7.70% due 12/01/2013 (d)                     5,661
--------------------------------------------------------------------------------------
       1,500   Allegheny County, Pennsylvania, IDA, Environmental
               Improvement Revenue Refunding Bonds (USX
               Corporation), 6.10% due 7/15/2020                                 1,579
--------------------------------------------------------------------------------------
       1,000   Allegheny County, Pennsylvania, Redevelopment Authority,
               Tax Increment Revenue Bonds (Waterfront Project),
               Series A, 6.30% due 12/15/2018                                    1,102
--------------------------------------------------------------------------------------
       1,000   Bucks County, Pennsylvania, IDA, Revenue Refunding
               Bonds (Pennswood Village Project), Series A,
               6% due 10/01/2027                                                 1,070
--------------------------------------------------------------------------------------
       1,000   Delaware County, Pennsylvania, Hospital Authority Revenue
               Bonds, GO (Crozer-Chester Medical Center),
               6.25% due 12/15/2022                                              1,086
--------------------------------------------------------------------------------------
       1,000   Delaware Valley, Pennsylvania, Regional Finance
               Authority, Local Government Revenue Bonds,
               5.75% due 7/01/2032                                               1,168
--------------------------------------------------------------------------------------
         920   Erie, Western Pennsylvania Port Authority Revenue Bonds,
               6.875% due 6/15/2016                                                960
--------------------------------------------------------------------------------------
       1,000   Lancaster County, Pennsylvania, Hospital Authority
               Revenue Bonds (Lancaster General Hospital Project),
               5.50% due 3/15/2026                                               1,056
--------------------------------------------------------------------------------------
       1,000   Lebanon County, Pennsylvania, Health Facilities Authority,
               Health Center Revenue Bonds (Pleasant View Retirement
               Project), Series A, 5.30% due 12/15/2026                          1,006
--------------------------------------------------------------------------------------
       2,250   Lehigh County, Pennsylvania, General Purpose Authority,
               Hospital Revenue Refunding Bonds (Saint Lukes Hospital
               of Bethlehem), 5.375% due 8/15/2033                               2,329
--------------------------------------------------------------------------------------
       1,100   Lehigh County, Pennsylvania, IDA, PCR, Refunding
               (Pennsylvania Power and Light Utilities Corporation
               Project), Series A, 4.70% due 9/01/2029 (c)                       1,114
--------------------------------------------------------------------------------------
       3,000   Luzerne County, Pennsylvania, IDA, Water Facility Revenue
               Refunding Bonds (Pennsylvania American Water Company
               Project), AMT, Series A, 5.10% due 9/01/2034 (a)                  3,125
--------------------------------------------------------------------------------------
               Mifflin County, Pennsylvania, Hospital Authority, Revenue
               Refunding Bonds (Lewiston Hospital) (g):
       2,550       6.40% due 7/01/2020                                           2,853
       1,000       6.20% due 7/01/2030                                           1,109
--------------------------------------------------------------------------------------
       2,500   Northumberland County, Pennsylvania, IDA, Water Facilities
               Revenue Refunding Bonds (Aqua Pennsylvania Inc.
               Project), AMT, 5.05% due 10/01/2039 (c)                           2,590
--------------------------------------------------------------------------------------
       2,500   Pennsylvania Convention Center Revenue Refunding Bonds,
               Series A, 6.75% due 9/01/2019 (b)                                 2,596
--------------------------------------------------------------------------------------
       1,000   Pennsylvania Economic Development Financing Authority,
               Resource Recovery Revenue Refunding Bonds (Colver
               Project), Series F, 4.625% due 12/01/2018 (a)                     1,018
--------------------------------------------------------------------------------------
         975   Pennsylvania HFA, S/F Mortgage Revenue Refunding Bonds,
               AMT, Series 59A, 5.80% due 10/01/2029                             1,007
--------------------------------------------------------------------------------------
       2,000   Pennsylvania HFA, S/F Revenue Refunding Bonds, AMT,
               Series 73A, 5.45% due 10/01/2032                                  2,073
--------------------------------------------------------------------------------------
         500   Pennsylvania State Higher Educational Facilities Authority,
               Revenue Refunding Bonds (Widener University),
               5.375% due 7/15/2029                                                524
--------------------------------------------------------------------------------------
       2,500   Pennsylvania State Public School Building Authority,
               School Revenue Bonds, DRIVERS, Series 371,
               7.85% due 6/01/2011 (d)(h)                                        2,868
--------------------------------------------------------------------------------------
       2,500   Pennsylvania State Turnpike Commission, Oil Franchise
               Tax Revenue Bonds, DRIVERS, Series 366, 8.35%
               due 6/01/2011 (b)(h)                                              3,102
--------------------------------------------------------------------------------------
         800   Pennsylvania State Turnpike Commission, Turnpike
               Revenue Bonds, DRIVERS, Series 460-Z, 8.35%
               due 6/01/2012 (a)(h)                                                984
--------------------------------------------------------------------------------------
       2,000   Philadelphia, Pennsylvania, Airport Revenue Bonds, Series A,
               AMT, 4.75% due 6/15/2035 (b)                                      1,996
--------------------------------------------------------------------------------------
               Philadelphia, Pennsylvania, Authority for Industrial
               Development, Senior Living Revenue Bonds:
         500       (Rieder House Project), Series A, 6.10% due 7/01/2033           508
         500       (Saligman House Project), Series C, 6.10%
                   due 7/01/2033                                                   508
--------------------------------------------------------------------------------------
       2,000   Philadelphia, Pennsylvania, Gas Works Revenue Bonds,
               12th Series B, 7% due 5/15/2020 (b)(e)                            2,449
--------------------------------------------------------------------------------------
       3,000   Philadelphia, Pennsylvania, Hospitals and Higher Education
               Facilities Authority, Hospital Revenue Refunding Bonds
               (Presbyterian Medical Center), 6.65% due 12/01/2019 (e)           3,696
--------------------------------------------------------------------------------------
         415   Philadelphia, Pennsylvania, Qualified Redevelopment
               Authority Revenue Bonds, AMT, Series B,
               5% due 4/15/2027 (c)                                                431
--------------------------------------------------------------------------------------
       1,400   Sayre, Pennsylvania, Health Care Facilities Authority, Revenue
               Refunding Bonds (Guthrie Healthcare System), Series A,
               5.875% due 12/01/2031                                             1,496
--------------------------------------------------------------------------------------
               South Central General Authority, Pennsylvania, Revenue
               Refunding Bonds (Wellspan Health Obligated):
       1,430       5.625% due 5/15/2011 (f)                                      1,578
         315       5.625% due 5/15/2026 (e)                                        354

======================================================================================
Guam--0.7%
--------------------------------------------------------------------------------------
         500   Commonwealth of the Northern Mariana Islands, Guam,
               GO, Series A, 6.75% due 10/01/2033                                  547

======================================================================================
Puerto Rico--17.9%
--------------------------------------------------------------------------------------
       1,280   Children's Trust Fund Project of Puerto Rico, Tobacco
               Settlement Revenue Refunding Bonds, 5.375%
               due 5/15/2033                                                     1,322
--------------------------------------------------------------------------------------
       2,000   Puerto Rico Commonwealth, GO, Refunding, RITR, Class R,
               Series 3, 8.824% due 7/01/2016 (b)(h)                             2,432
--------------------------------------------------------------------------------------
       1,700   Puerto Rico Commonwealth, Infrastructure Financing
               Authority, Special Tax and Capital Appreciation Revenue
               Bonds, Series A, 4.67%* due 7/01/2035 (a)                           423
--------------------------------------------------------------------------------------
       3,000   Puerto Rico Commonwealth, Public Improvement, GO,
               Series A, 5% due 7/01/2034                                        3,123
--------------------------------------------------------------------------------------
         750   Puerto Rico Ports Authority, Special Facilities Revenue Bonds
               (American Airlines), AMT, Series A, 6.25% due 6/01/2026             592
--------------------------------------------------------------------------------------
       2,940   Puerto Rico Public Buildings Authority, Government Facilities,
               Revenue Refunding Bonds, Series D, 5.375% due 7/01/2033           3,142
--------------------------------------------------------------------------------------
       1,950   Puerto Rico Public Finance Corporation, Commonwealth
               Appropriation Revenue Bonds, Series E, 5.50% due 8/01/2029        2,100

26                  ANNUAL REPORTS            JULY 31, 2005

Schedule of Investments (concluded)
                  Merrill Lynch Pennsylvania Municipal Bond Fund  (in Thousands)

        Face
      Amount   Municipal Bonds                                                 Value
======================================================================================
U.S. Virgin Islands--2.3%
--------------------------------------------------------------------------------------
      $1,000   Virgin Islands Government Refinery Facilities, Revenue
               Refunding Bonds (Hovensa Coker Project), AMT,
               6.50% due 7/01/2021                                            $  1,138
--------------------------------------------------------------------------------------
         500   Virgin Islands Public Finance Authority, Refinery Facilities
               Revenue Bonds (Hovensa Refinery), AMT, 6.125%
               due 7/01/2022                                                       551
--------------------------------------------------------------------------------------
               Total Municipal Bonds (Cost--$66,199)--97.1%                     71,412

      Shares
        Held   Short-Term Securities
======================================================================================
         309   CMA Pennsylvania Municipal Money Fund (i)                           309
--------------------------------------------------------------------------------------
               Total Short-Term Securities (Cost--$309)--0.4%                      309
======================================================================================
Total Investments (Cost--$66,508**)--97.5%                                      71,721

Other Assets Less Liabilities--2.5%                                              1,834
                                                                              --------
Net Assets--100.0%                                                            $ 73,555
                                                                              ========

--------------------------------------------------------------------------------

* Represents a zero coupon bond; the interest rate shown reflects the effective yield at the time of purchase by the Fund.
** The cost and unrealized appreciation (depreciation) of investments as of July 31, 2005, as computed for federal income tax purposes, were as follows:

                                                                  (in Thousands)
      --------------------------------------------------------------------------
      Aggregate cost ............................................     $  66,501
                                                                      =========
      Gross unrealized appreciation .............................     $   5,234
      Gross unrealized depreciation .............................           (14)
                                                                      ---------
      Net unrealized appreciation ...............................     $   5,220
                                                                      =========

(a)   AMBAC Insured.
(b)   MBIA Insured.
(c)   FGIC Insured.
(d)   FSA Insured.
(e)   Escrowed to maturity.
(f)   Prerefunded.
(g)   Radian Insured.
(h) The rate disclosed is that currently in effect. This rate changes periodically and inversely based upon prevailing market rates.
(i) Investments in companies considered to be an affiliate of the Fund, for purposes of Section 2(a)(3) of the Investment Company Act of 1940, were as follows:

                                                                  (in Thousands)
      --------------------------------------------------------------------------
                                                        Net             Dividend
      Affiliate                                      Activity            Income
      --------------------------------------------------------------------------
      CMA Pennsylvania Municipal Money Fund           (2,109)                $15
      --------------------------------------------------------------------------

      Forward interest rate swaps outstanding as of July 31, 2005 were as follows:

                                                                  (in Thousands)
      --------------------------------------------------------------------------
                                                    Notional         Unrealized
                                                     Amount         Appreciation
      --------------------------------------------------------------------------
      Pay a fixed rate of 3.627% and receive a floating rate based on 1-week USD Bond
      Market Association Municipal Swap Index Rate

      Broker, JPMorgan Chase Bank
      Expires August 2015                            $12,000                 $ 5
      --------------------------------------------------------------------------

      See Notes to Financial Statements.


                    ANNUAL REPORTS            JULY 31, 2005                   27

Statements of Assets and Liabilities

                                                                                   Merrill Lynch    Merrill Lynch    Merrill Lynch
                                                                                      Florida        New Jersey      Pennsylvania
                                                                                     Municipal        Municipal        Municipal
As of July 31, 2005                                                                  Bond Fund        Bond Fund        Bond Fund
==================================================================================================================================
Assets
----------------------------------------------------------------------------------------------------------------------------------
                       Investments in unaffiliated securities, at value* .......   $ 136,792,001    $ 105,653,701    $  71,412,172
                       Investments in affiliated securities, at value** ........          13,329          124,323          308,692
                       Cash ....................................................          22,596           72,220           19,889
                       Unrealized appreciation on forward interest rate swaps ..              --               --            4,632
                       Interest receivable .....................................       1,528,052          983,763          816,413
                       Receivable for securities sold ..........................          30,000               --        2,875,853
                       Receivable for beneficial interest sold .................          48,489          111,489          288,495
                       Receivable for variation margin .........................              --           65,626               --
                       Dividends receivable*** .................................          13,213            3,661            1,219
                       Prepaid expenses ........................................           8,106           12,626           10,489
                                                                                   -----------------------------------------------
                       Total assets ............................................     138,455,786      107,027,409       75,737,854
                                                                                   -----------------------------------------------
==================================================================================================================================
Liabilities
----------------------------------------------------------------------------------------------------------------------------------
                       Unrealized depreciation on forward interest rate swaps ..              --           27,128               --
                       Payable for securities purchased ........................       6,156,057        3,876,009        2,000,000
                       Payable for beneficial interest redeemed ................         275,365           73,952           40,589
                       Dividends payable to shareholders .......................          98,811           77,905           58,886
                       Payable to investment adviser ...........................          53,882           41,264           29,520
                       Payable to distributor ..................................          28,552           22,865           19,278
                       Payable for other affiliates ............................           9,404            8,072            7,362
                       Accrued expenses ........................................          31,092           24,212           27,314
                                                                                   -----------------------------------------------
                       Total liabilities .......................................       6,653,163        4,151,407        2,182,949
                                                                                   -----------------------------------------------
==================================================================================================================================
Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                       Net assets ..............................................   $ 131,802,623    $ 102,876,002    $  73,554,905
                                                                                   ===============================================
==================================================================================================================================
Net Assets Consist of
----------------------------------------------------------------------------------------------------------------------------------
                       Undistributed investment income--net ....................   $     123,585    $     186,932    $      67,333
                       Accumulated realized capital losses--net ................      (4,702,922)      (7,932,980)        (873,919)
                       Unrealized appreciation--net ............................       6,105,775        6,620,635        5,217,225
                                                                                   -----------------------------------------------
                       Total accumulated earnings (losses)--net ................       1,526,438       (1,125,413)       4,410,639
                                                                                   -----------------------------------------------
                       Class A Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ..................         570,247          322,495          228,159
                       Class B Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ..................         337,623          250,667          210,354
                       Class C Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ..................         155,322          149,543          119,597
                       Class I Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ..................         197,260          236,078           87,240
                       Paid-in capital in excess of par ........................     129,015,733      103,042,632       68,498,916
                                                                                   -----------------------------------------------
                       Net Assets ..............................................   $ 131,802,623    $ 102,876,002    $  73,554,905
                                                                                   ===============================================


28                  ANNUAL REPORTS            JULY 31, 2005

Statements of Assets and Liabilities (concluded)

                                                                                   Merrill Lynch    Merrill Lynch    Merrill Lynch
                                                                                      Florida        New Jersey      Pennsylvania
                                                                                     Municipal        Municipal        Municipal
As of July 31, 2005                                                                  Bond Fund        Bond Fund        Bond Fund
==================================================================================================================================
Net Asset Value
----------------------------------------------------------------------------------------------------------------------------------
                       Class A:
                          Net assets ...........................................   $  59,586,468    $  34,617,853    $  26,024,321
                                                                                   ===============================================
                          Shares of beneficial interest outstanding ............       5,702,465        3,224,948        2,281,591
                                                                                   ===============================================
                          Net asset value ......................................   $       10.45    $       10.73    $       11.41
                                                                                   ===============================================
                       Class B:
                          Net assets ...........................................   $  35,340,445    $  26,892,983    $  23,965,179
                                                                                   ===============================================
                          Shares of beneficial interest outstanding ............       3,376,233        2,506,667        2,103,539
                                                                                   ===============================================
                          Net asset value ......................................   $       10.47    $       10.73    $       11.39
                                                                                   ===============================================
                       Class C:
                          Net assets ...........................................   $  16,228,626    $  16,040,127    $  13,626,190
                                                                                   ===============================================
                          Shares of beneficial interest outstanding ............       1,553,215        1,495,432        1,195,966
                                                                                   ===============================================
                          Net asset value ......................................   $       10.45    $       10.73    $       11.39
                                                                                   ===============================================
                       Class I:
                          Net assets ...........................................   $  20,647,084    $  25,325,039    $   9,939,215
                                                                                   ===============================================
                          Shares of beneficial interest outstanding ............       1,972,600        2,360,776          872,395
                                                                                   ===============================================
                          Net asset value ......................................   $       10.47    $       10.73    $       11.39
                                                                                   ===============================================
                        * Identified cost ......................................   $ 130,686,226    $  99,141,597    $  66,199,579
                                                                                   ===============================================
                       ** Identified cost for affiliated securities ............   $      13,329    $     124,323    $     308,692
                                                                                   ===============================================
                      *** Dividends from affiliates ............................   $          25    $       3,661    $       1,219
                                                                                   ===============================================

      See Notes to Financial Statements.


                    ANNUAL REPORTS            JULY 31, 2005                   29

Statements of Operations

                                                                                   Merrill Lynch    Merrill Lynch    Merrill Lynch
                                                                                      Florida        New Jersey      Pennsylvania
                                                                                     Municipal        Municipal        Municipal
For the Year Ended July 31, 2005                                                     Bond Fund        Bond Fund        Bond Fund
==================================================================================================================================
Investment Income
----------------------------------------------------------------------------------------------------------------------------------
                       Interest ................................................   $   7,205,288    $   5,504,499    $   4,100,501
                       Dividends* ..............................................         158,803           19,711           14,613
                                                                                   -----------------------------------------------
                       Total income ............................................       7,364,091        5,524,210        4,115,114
                                                                                   -----------------------------------------------
==================================================================================================================================
Expenses
----------------------------------------------------------------------------------------------------------------------------------
                       Investment advisory fees ................................         726,410          564,146          414,445
                       Account maintenance and distribution fees--Class B ......         190,701          150,379          130,316
                       Accounting services .....................................          95,942           87,306           80,316
                       Account maintenance and distribution fees--Class C ......          86,553           93,061           79,970
                       Professional fees .......................................          53,365           51,697           49,497
                       Printing and shareholder reports ........................          42,483           42,277           48,443
                       Account maintenance fees--Class A .......................          59,376           33,848           25,885
                       Transfer agent fees--Class A ............................          22,166           14,411           14,418
                       Transfer agent fees--Class B ............................          16,611           15,407           16,769
                       Registration fees .......................................          19,364           14,893           11,838
                       Trustees' fees and expenses .............................          15,116           14,365           13,701
                       Pricing fees ............................................          10,054           12,236            7,427
                       Custodian fees ..........................................          10,793            9,318            7,116
                       Transfer agent fees--Class I ............................           7,511            9,839            5,614
                       Transfer agent fees--Class C ............................           6,187            7,668            8,517
                       Other ...................................................          21,508           20,821           17,782
                                                                                   -----------------------------------------------
                       Total expenses before reimbursement .....................       1,384,140        1,141,672          932,054
                       Reimbursement of expenses ...............................             (64)          (7,096)          (6,422)
                                                                                   -----------------------------------------------
                       Total expenses after reimbursement ......................       1,384,076        1,134,576          925,632
                                                                                   -----------------------------------------------
                       Investment income--net ..................................       5,980,015        4,389,634        3,189,482
                                                                                   -----------------------------------------------
==================================================================================================================================
Realized & Unrealized Gain (Loss)--Net
----------------------------------------------------------------------------------------------------------------------------------
                       Realized gain (loss) on:
                          Investments--net .....................................       1,354,628        2,391,209        1,599,859
                          Futures contracts and swaps--net .....................              --         (401,212)        (993,751)
                                                                                   -----------------------------------------------
                       Total realized gain--net ................................       1,354,628        1,989,997          606,108
                                                                                   -----------------------------------------------
                       Change in unrealized appreciation/depreciation on:
                          Investments--net .....................................       2,619,496        2,458,165          884,656
                          Futures contracts and swaps--net .....................              --          233,551          371,616
                                                                                   -----------------------------------------------
                       Total change in unrealized appreciation/depreciation--net       2,619,496        2,691,716        1,256,272
                                                                                   -----------------------------------------------
                       Total realized and unrealized gain--net .................       3,974,124        4,681,713        1,862,380
                                                                                   -----------------------------------------------
                       Net Increase in Net Assets Resulting from Operations ....   $   9,954,139    $   9,071,347    $   5,051,862
                                                                                   ===============================================
                        * Dividends from affiliates ............................   $         553    $      19,711    $      14,613
                                                                                   ===============================================

      See Notes to Financial Statements.


30                  ANNUAL REPORTS            JULY 31, 2005

Statements of Changes in Net Assets    Merrill Lynch Florida Municipal Bond Fund

                                                                                           For the Year Ended
                                                                                                July 31,
                                                                                     ------------------------------
Increase (Decrease) in Net Assets:                                                        2005             2004
===================================================================================================================
Operations
-------------------------------------------------------------------------------------------------------------------
                       Investment income--net ....................................   $   5,980,015    $   7,162,085
                       Realized gain--net ........................................       1,354,628        1,182,484
                       Change in unrealized appreciation/depreciation--net .......       2,619,496          405,219
                                                                                     ------------------------------
                       Net increase in net assets resulting from operations ......       9,954,139        8,749,788
                                                                                     ------------------------------
===================================================================================================================
Dividends to Shareholders
-------------------------------------------------------------------------------------------------------------------
                       Investment income--net:
                          Class A ................................................      (2,778,903)      (2,995,637)
                          Class B ................................................      (1,636,155)      (2,383,130)
                          Class C ................................................        (600,865)        (675,142)
                          Class I ................................................        (962,289)      (1,099,859)
                                                                                     ------------------------------
                       Net decrease in net assets resulting from dividends to
                        shareholders .............................................      (5,978,212)      (7,153,768)
                                                                                     ------------------------------
===================================================================================================================
Beneficial Interest Transactions
-------------------------------------------------------------------------------------------------------------------
                       Net decrease in net assets derived from beneficial interest
                        transactions .............................................      (4,460,831)     (24,828,973)
                                                                                     ------------------------------
===================================================================================================================
Net Assets
-------------------------------------------------------------------------------------------------------------------
                       Total decrease in net assets ..............................        (484,904)     (23,232,953)
                       Beginning of year .........................................     132,287,527      155,520,480
                                                                                     ------------------------------
                       End of year* ..............................................   $ 131,802,623    $ 132,287,527
                                                                                     ==============================
                          * Undistributed investment income--net .................   $     123,585    $     121,782
                                                                                     ==============================

      See Notes to Financial Statements.


                    ANNUAL REPORTS            JULY 31, 2005                   31

Statements of Changes in Net Assets
                                    Merrill Lynch New Jersey Municipal Bond Fund

                                                                                           For the Year Ended
                                                                                                July 31,
                                                                                     ------------------------------
Increase (Decrease) in Net Assets:                                                        2005             2004
===================================================================================================================
Operations
-------------------------------------------------------------------------------------------------------------------
                       Investment income--net ....................................   $   4,389,634    $   5,305,424
                       Realized gain--net ........................................       1,989,997        1,141,510
                       Change in unrealized appreciation/depreciation--net .......       2,691,716       (1,247,215)
                                                                                     ------------------------------
                       Net increase in net assets resulting from operations ......       9,071,347        5,199,719
                                                                                     ------------------------------
===================================================================================================================
Dividends to Shareholders
-------------------------------------------------------------------------------------------------------------------
                       Investment income--net:
                          Class A ................................................      (1,490,173)      (1,559,760)
                          Class B ................................................      (1,205,519)      (1,710,570)
                          Class C ................................................        (603,550)        (679,451)
                          Class I ................................................      (1,038,240)      (1,303,645)
                                                                                     ------------------------------
                       Net decrease in net assets resulting from dividends to
                        shareholders .............................................      (4,337,482)      (5,253,426)
                                                                                     ------------------------------
===================================================================================================================
Beneficial Interest Transactions
-------------------------------------------------------------------------------------------------------------------
                       Net increase (decrease) in net assets derived from
                        beneficial interest transactions .........................       3,429,108      (17,156,270)
                                                                                     ------------------------------
===================================================================================================================
Net Assets
-------------------------------------------------------------------------------------------------------------------
                       Total increase (decrease) in net assets ...................       8,162,973      (17,209,977)
                       Beginning of year .........................................      94,713,029      111,923,006
                                                                                     ------------------------------
                       End of year* ..............................................   $ 102,876,002    $  94,713,029
                                                                                     ==============================
                          * Undistributed investment income--net .................   $     186,932    $     170,476
                                                                                     ==============================

      See Notes to Financial Statements.


32                  ANNUAL REPORTS            JULY 31, 2005

Statements of Changes in Net Assets
                                  Merrill Lynch Pennsylvania Municipal Bond Fund

                                                                                           For the Year Ended
                                                                                                July 31,
                                                                                     ------------------------------
Increase (Decrease) in Net Assets:                                                        2005             2004
===================================================================================================================
Operations
-------------------------------------------------------------------------------------------------------------------
                       Investment income--net ....................................   $   3,189,482    $   3,709,069
                       Realized gain--net ........................................         606,108        1,692,914
                       Change in unrealized appreciation/depreciation--net .......       1,256,272         (891,983)
                                                                                     ------------------------------
                       Net increase in net assets resulting from operations ......       5,051,862        4,510,000
                                                                                     ------------------------------
===================================================================================================================
Dividends to Shareholders
-------------------------------------------------------------------------------------------------------------------
                       Investment income--net:
                          Class A ................................................      (1,149,528)      (1,167,580)
                          Class B ................................................      (1,052,997)      (1,482,707)
                          Class C ................................................        (524,250)        (538,054)
                          Class I ................................................        (457,845)        (516,152)
                                                                                     ------------------------------
                       Net decrease in net assets resulting from dividends to
                        shareholders .............................................      (3,184,620)      (3,704,493)
                                                                                     ------------------------------
===================================================================================================================
Beneficial Interest Transactions
-------------------------------------------------------------------------------------------------------------------
                       Net decrease in net assets derived from beneficial interest
                        transactions .............................................      (6,288,632)     (13,993,059)
                                                                                     ------------------------------
===================================================================================================================
Net Assets
-------------------------------------------------------------------------------------------------------------------
                       Total decrease in net assets ..............................      (4,421,390)     (13,187,552)
                       Beginning of year .........................................      77,976,295       91,163,847
                                                                                     ------------------------------
                       End of year* ..............................................   $  73,554,905    $  77,976,295
                                                                                     ==============================
                          * Undistributed investment income--net .................   $      67,333    $      62,471
                                                                                     ==============================

      See Notes to Financial Statements.


                    ANNUAL REPORTS            JULY 31, 2005                   33

Financial Highlights                                                     Class A

                                                                          Merrill Lynch Florida Municipal Bond Fund
                                                            -----------------------------------------------------------------------
                                                                                 For the Year Ended July 31,
The following per share data and ratios have been derived   -----------------------------------------------------------------------
from information provided in the financial statements.       2005            2004            2003            2002            2001
===================================================================================================================================
Per Share Operating Performance
-----------------------------------------------------------------------------------------------------------------------------------
                 Net asset value, beginning of year .....   $ 10.14         $ 10.04         $ 10.19         $ 10.13         $  9.71
                                                            -----------------------------------------------------------------------
                 Investment income--net .................       .48+            .52+            .52+            .51             .49
                 Realized and unrealized gain (loss)--net       .31             .10            (.15)            .06             .43
                                                            -----------------------------------------------------------------------
                 Total from investment operations .......       .79             .62             .37             .57             .92
                                                            -----------------------------------------------------------------------
                 Less dividends and distributions:
                    Investment income--net ..............      (.48)           (.52)           (.52)           (.51)           (.49)
                    In excess of realized gain--net .....        --              --              --              --            (.01)
                                                            -----------------------------------------------------------------------
                 Total dividends and distributions ......      (.48)           (.52)           (.52)           (.51)           (.50)
                                                            -----------------------------------------------------------------------
                 Net asset value, end of year ...........   $ 10.45         $ 10.14         $ 10.04         $ 10.19         $ 10.13
                                                            =======================================================================
===================================================================================================================================
Total Investment Return*
-----------------------------------------------------------------------------------------------------------------------------------
                 Based on net asset value per share .....      7.98%           6.24%           3.66%           5.81%           9.72%
                                                            =======================================================================
===================================================================================================================================
Ratios to Average Net Assets
-----------------------------------------------------------------------------------------------------------------------------------
                 Expenses, net of reimbursement .........       .89%            .87%            .88%            .89%            .86%
                                                            =======================================================================
                 Expenses ...............................       .89%            .88%            .88%            .89%            .86%
                                                            =======================================================================
                 Investment income--net .................      4.68%           5.05%           5.08%           5.07%           4.99%
                                                            =======================================================================
===================================================================================================================================
Supplemental Data
-----------------------------------------------------------------------------------------------------------------------------------
                 Net assets, end of year (in thousands) .   $59,586         $57,521         $57,610         $43,909         $38,564
                                                            =======================================================================
                 Portfolio turnover .....................     54.26%          31.83%          45.50%          41.29%          81.27%
                                                            =======================================================================

*     Total investment returns exclude the effect of sales charges.
+     Based on average shares outstanding.

      See Notes to Financial Statements.


34                  ANNUAL REPORTS            JULY 31, 2005

          Merrill Lynch New Jersey Municipal Bond Fund                         Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------       --------------------------------------------------------------
                  For the Year Ended July 31,                                          For the Year Ended July 31,
--------------------------------------------------------------       --------------------------------------------------------------
  2005         2004          2003          2002          2001          2005         2004          2003          2002          2001
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
$ 10.24      $ 10.22       $ 10.43       $ 10.48       $  9.94       $ 11.13      $ 11.05       $ 11.17       $ 11.00       $ 10.55
-----------------------------------------------------------------------------------------------------------------------------------
    .47+         .51+          .50+          .48           .46           .50+         .51+          .53+          .53           .53
    .48          .01          (.21)         (.05)          .54           .28          .08          (.12)          .17           .45
-----------------------------------------------------------------------------------------------------------------------------------
    .95          .52           .29           .43          1.00           .78          .59           .41           .70           .98
-----------------------------------------------------------------------------------------------------------------------------------

   (.46)        (.50)         (.50)         (.48)         (.46)         (.50)        (.51)         (.53)         (.53)         (.53)
     --           --            --            --            --            --           --            --            --            --
-----------------------------------------------------------------------------------------------------------------------------------
   (.46)        (.50)         (.50)         (.48)         (.46)         (.50)        (.51)         (.53)         (.53)         (.53)
-----------------------------------------------------------------------------------------------------------------------------------
$ 10.73      $ 10.24       $ 10.22       $ 10.43       $ 10.48       $ 11.41      $ 11.13       $ 11.05       $ 11.17       $ 11.00
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
   9.49%        5.14%         2.76%         4.22%        10.29%         7.16%        5.37%         3.69%         6.50%         9.51%
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
    .93%         .91%          .93%          .94%          .90%         1.01%         .98%          .98%         1.00%          .95%
===================================================================================================================================
    .94%         .92%          .93%          .94%          .90%         1.02%        1.00%          .99%         1.00%          .95%
===================================================================================================================================
   4.45%        4.85%         4.79%         4.63%         4.50%         4.45%        4.50%         4.69%         4.78%         4.91%
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
$34,618      $32,863       $27,868       $22,745       $17,424       $26,024      $25,432       $23,460       $16,295       $12,121
===================================================================================================================================
  69.66%       30.76%        39.93%        41.39%        37.90%        36.25%       66.08%        34.92%        30.23%        73.23%
===================================================================================================================================


                    ANNUAL REPORTS            JULY 31, 2005                   35

Financial Highlights (continued)                                         Class B

                                                                          Merrill Lynch Florida Municipal Bond Fund
                                                            -----------------------------------------------------------------------
                                                                                 For the Year Ended July 31,
The following per share data and ratios have been derived   -----------------------------------------------------------------------
from information provided in the financial statements.       2005            2004            2003            2002            2001
===================================================================================================================================
Per Share Operating Performance
-----------------------------------------------------------------------------------------------------------------------------------
                 Net asset value, beginning of year .....   $ 10.15         $ 10.06         $ 10.20         $ 10.14         $  9.73
                                                            -----------------------------------------------------------------------
                 Investment income--net .................       .44+            .48+            .48+            .47             .46
                 Realized and unrealized gain (loss)--net       .32             .09            (.14)            .06             .42
                                                            -----------------------------------------------------------------------
                 Total from investment operations .......       .76             .57             .34             .53             .88
                                                            -----------------------------------------------------------------------
                 Less dividends and distributions:
                    Investment income--net ..............      (.44)           (.48)           (.48)           (.47)           (.46)
                    In excess of realized gain--net .....        --              --              --              --            (.01)
                                                            -----------------------------------------------------------------------
                 Total dividends and distributions ......      (.44)           (.48)           (.48)           (.47)           (.47)
                                                            -----------------------------------------------------------------------
                 Net asset value, end of year ...........   $ 10.47         $ 10.15         $ 10.06         $ 10.20         $ 10.14
                                                            =======================================================================
===================================================================================================================================
Total Investment Return*
-----------------------------------------------------------------------------------------------------------------------------------
                 Based on net asset value per share .....      7.65%           5.70%           3.35%           5.38%           9.16%
                                                            =======================================================================
===================================================================================================================================
Ratios to Average Net Assets
-----------------------------------------------------------------------------------------------------------------------------------
                 Expenses, net of reimbursement .........      1.30%           1.28%           1.28%           1.29%           1.26%
                                                            =======================================================================
                 Expenses ...............................      1.30%           1.28%           1.28%           1.29%           1.26%
                                                            =======================================================================
                 Investment income--net .................      4.29%           4.64%           4.67%           4.65%           4.59%
                                                            =======================================================================
===================================================================================================================================
Supplemental Data
-----------------------------------------------------------------------------------------------------------------------------------
                 Net assets, end of year (in thousands) .   $35,340         $41,705         $61,098         $73,034         $86,433
                                                            =======================================================================
                 Portfolio turnover .....................     54.26%          31.83%          45.50%          41.29%          81.27%
                                                            =======================================================================

*     Total investment returns exclude the effect of sales charges.
+     Based on average shares outstanding.

      See Notes to Financial Statements.


36                  ANNUAL REPORTS            JULY 31, 2005

          Merrill Lynch New Jersey Municipal Bond Fund                         Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------       --------------------------------------------------------------
                  For the Year Ended July 31,                                          For the Year Ended July 31,
--------------------------------------------------------------       --------------------------------------------------------------
  2005         2004          2003          2002          2001          2005         2004          2003          2002          2001
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
$ 10.24      $ 10.22       $ 10.43       $ 10.48       $  9.93      $ 11.12       $ 11.03       $ 11.16       $ 10.99       $ 10.54
-----------------------------------------------------------------------------------------------------------------------------------
    .43+         .46+          .46+          .44           .42          .46+          .46+          .49+          .48           .49
    .48          .02          (.22)         (.05)          .55          .27           .09          (.14)          .17           .45
-----------------------------------------------------------------------------------------------------------------------------------
    .91          .48           .24           .39           .97          .73           .55           .35           .65           .94
-----------------------------------------------------------------------------------------------------------------------------------

   (.42)        (.46)         (.45)         (.44)         (.42)        (.46)         (.46)         (.48)         (.48)         (.49)
     --           --            --            --            --            --           --            --            --            --
-----------------------------------------------------------------------------------------------------------------------------------
   (.42)        (.46)         (.45)         (.44)         (.42)        (.46)         (.46)         (.48)         (.48)         (.49)
-----------------------------------------------------------------------------------------------------------------------------------
$ 10.73      $ 10.24       $ 10.22       $ 10.43       $ 10.48      $ 11.39       $ 11.12       $ 11.03       $ 11.16       $ 10.99
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
   9.04%        4.71%         2.34%         3.80%         9.95%        6.63%         5.04%         3.18%         6.07%         9.07%
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
   1.34%        1.32%         1.34%         1.35%         1.30%        1.42%         1.38%         1.39%         1.40%         1.35%
===================================================================================================================================
   1.35%        1.33%         1.34%         1.35%         1.30%        1.43%         1.40%         1.40%         1.40%         1.35%
===================================================================================================================================
   4.06%        4.44%         4.37%         4.21%         4.12%        4.05%         4.09%         4.31%         4.36%         4.52%
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
$26,893      $31,781       $44,968       $62,716       $72,173      $23,965       $28,749       $43,099       $54,421       $60,252
===================================================================================================================================
  69.66%       30.76%        39.93%        41.39%        37.90%       36.25%        66.08%        34.92%        30.23%        73.23%
===================================================================================================================================


                    ANNUAL REPORTS            JULY 31, 2005                   37

Financial Highlights (continued)                                         Class C

                                                                          Merrill Lynch Florida Municipal Bond Fund
                                                            -----------------------------------------------------------------------
                                                                                 For the Year Ended July 31,
The following per share data and ratios have been derived   -----------------------------------------------------------------------
from information provided in the financial statements.       2005            2004            2003            2002            2001
===================================================================================================================================
Per Share Operating Performance
-----------------------------------------------------------------------------------------------------------------------------------
                 Net asset value, beginning of year .....   $ 10.14         $ 10.04         $ 10.18         $ 10.13         $  9.71
                                                            -----------------------------------------------------------------------
                 Investment income--net .................       .43+            .47+            .47+            .46             .44
                 Realized and unrealized gain (loss)--net       .31             .10            (.14)            .05             .43
                                                            -----------------------------------------------------------------------
                 Total from investment operations .......       .74             .57             .33             .51             .87
                                                            -----------------------------------------------------------------------
                 Less dividends and distributions:
                    Investment income--net ..............      (.43)           (.47)           (.47)           (.46)           (.44)
                    In excess of realized gain--net .....        --              --              --              --            (.01)
                                                            -----------------------------------------------------------------------
                 Total dividends and distributions ......      (.43)           (.47)           (.47)           (.46)           (.45)
                                                            -----------------------------------------------------------------------
                 Net asset value, end of year ...........   $ 10.45         $ 10.14         $ 10.04         $ 10.18         $ 10.13
                                                            =======================================================================
===================================================================================================================================
Total Investment Return*
-----------------------------------------------------------------------------------------------------------------------------------
                 Based on net asset value per share .....      7.44%           5.70%           3.24%           5.17%           9.17%
                                                            =======================================================================
===================================================================================================================================
Ratios to Average Net Assets
-----------------------------------------------------------------------------------------------------------------------------------
                 Expenses, net of reimbursement .........      1.40%           1.38%           1.38%           1.39%           1.36%
                                                            =======================================================================
                 Expenses ...............................      1.40%           1.38%           1.39%           1.39%           1.36%
                                                            =======================================================================
                 Investment income--net .................      4.17%           4.54%           4.57%           4.56%           4.49%
                                                            =======================================================================
===================================================================================================================================
Supplemental Data
-----------------------------------------------------------------------------------------------------------------------------------
                 Net assets, end of year (in thousands) .   $16,229         $13,381         $14,759         $10,489         $ 9,110
                                                            =======================================================================
                 Portfolio turnover .....................     54.26%          31.83%          45.50%          41.29%          81.27%
                                                            =======================================================================

*     Total investment returns exclude the effect of sales charges.
+     Based on average shares outstanding.

      See Notes to Financial Statements.


38                  ANNUAL REPORTS            JULY 31, 2005

          Merrill Lynch New Jersey Municipal Bond Fund                         Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------       --------------------------------------------------------------
                  For the Year Ended July 31,                                          For the Year Ended July 31,
--------------------------------------------------------------       --------------------------------------------------------------
  2005         2004          2003          2002          2001          2005         2004          2003          2002          2001
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
$ 10.24      $ 10.21       $ 10.42       $ 10.47       $  9.93      $ 11.12       $ 11.03       $ 11.16       $ 10.99       $ 10.54
-----------------------------------------------------------------------------------------------------------------------------------
    .41+         .45+          .45+          .43           .41          .45+          .45+          .47+          .47           .48
    .49          .02          (.22)         (.05)          .54          .26           .09          (.13)          .17           .45
-----------------------------------------------------------------------------------------------------------------------------------
    .90          .47           .23           .38           .95          .71           .54           .34           .64           .93
-----------------------------------------------------------------------------------------------------------------------------------

   (.41)        (.44)         (.44)         (.43)         (.41)        (.44)         (.45)         (.47)         (.47)         (.48)
     --           --            --            --            --            --           --            --            --            --
-----------------------------------------------------------------------------------------------------------------------------------
   (.41)        (.44)         (.44)         (.43)         (.41)        (.44)         (.45)         (.47)         (.47)         (.48)
-----------------------------------------------------------------------------------------------------------------------------------
$ 10.73      $ 10.24       $ 10.21       $ 10.42       $ 10.47      $ 11.39       $ 11.12       $ 11.03       $ 11.16       $ 10.99
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
   8.94%        4.71%         2.24%         3.70%         9.74%        6.53%         4.93%         3.07%         5.96%         8.97%
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
   1.44%        1.42%         1.44%         1.45%         1.40%        1.52%         1.49%         1.49%         1.51%         1.45%
===================================================================================================================================
   1.45%        1.43%         1.44%         1.45%         1.40%        1.53%         1.50%         1.49%         1.51%         1.45%
===================================================================================================================================
   3.94%        4.34%         4.28%         4.12%         4.01%        3.94%         3.99%         4.18%         4.27%         4.42%
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
$16,040      $14,903       $15,505       $13,375       $10,388      $13,626       $13,260       $13,309       $ 9,309       $ 7,007
===================================================================================================================================
  69.66%       30.76%        39.93%        41.39%        37.90%       36.25%        66.08%        34.92%        30.23%        73.23%
===================================================================================================================================


                    ANNUAL REPORTS            JULY 31, 2005                   39

Financial Highlights (concluded)                                         Class I

                                                                          Merrill Lynch Florida Municipal Bond Fund
                                                            -----------------------------------------------------------------------
                                                                                 For the Year Ended July 31,
The following per share data and ratios have been derived   -----------------------------------------------------------------------
from information provided in the financial statements.       2005            2004            2003            2002            2001
===================================================================================================================================
Per Share Operating Performance
-----------------------------------------------------------------------------------------------------------------------------------
                 Net asset value, beginning of year .....   $ 10.15         $ 10.06         $ 10.20         $ 10.14         $  9.73
                                                            -----------------------------------------------------------------------
                 Investment income--net .................       .49+            .53+            .53+            .52             .51
                 Realized and unrealized gain (loss)--net       .32             .09            (.14)            .06             .42
                                                            -----------------------------------------------------------------------
                 Total from investment operations .......       .81             .62             .39             .58             .93
                                                            -----------------------------------------------------------------------
                 Less dividends and distributions:
                    Investment income--net ..............      (.49)           (.53)           (.53)           (.52)           (.51)
                    In excess of realized gain--net .....        --              --              --              --            (.01)
                                                            -----------------------------------------------------------------------
                 Total dividends and distributions ......      (.49)           (.53)           (.53)           (.52)           (.52)
                                                            -----------------------------------------------------------------------
                 Net asset value, end of year ...........   $ 10.47         $ 10.15         $ 10.06         $ 10.20         $ 10.14
                                                            =======================================================================
===================================================================================================================================
Total Investment Return*
-----------------------------------------------------------------------------------------------------------------------------------
                 Based on net asset value per share .....      8.19%           6.24%           3.87%           5.91%           9.71%
                                                            =======================================================================
===================================================================================================================================
Ratios to Average Net Assets
-----------------------------------------------------------------------------------------------------------------------------------
                 Expenses, net of reimbursement .........       .79%            .78%            .77%            .79%            .76%
                                                            =======================================================================
                 Expenses ...............................       .79%            .78%            .78%            .79%            .76%
                                                            =======================================================================
                 Investment income--net .................      4.78%           5.15%           5.18%           5.16%           5.10%
                                                            =======================================================================
===================================================================================================================================
Supplemental Data
-----------------------------------------------------------------------------------------------------------------------------------
                 Net assets, end of year (in thousands) .   $20,647         $19,681         $22,053         $25,886         $29,053
                                                            =======================================================================
                 Portfolio turnover .....................     54.26%          31.83%          45.50%          41.29%          81.27%
                                                            =======================================================================

*     Total investment returns exclude the effect of sales charges.
+     Based on average shares outstanding.

      See Notes to Financial Statements.


40                  ANNUAL REPORTS            JULY 31, 2005

          Merrill Lynch New Jersey Municipal Bond Fund                         Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------       --------------------------------------------------------------
                  For the Year Ended July 31,                                          For the Year Ended July 31,
--------------------------------------------------------------       --------------------------------------------------------------
  2005         2004          2003          2002          2001          2005         2004          2003          2002          2001
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
$ 10.24      $ 10.21       $ 10.43       $ 10.48       $  9.93      $ 11.12       $ 11.03       $ 11.16       $ 10.99       $ 10.54
-----------------------------------------------------------------------------------------------------------------------------------
    .48+         .52+          .50+          .49           .47          .51+          .52+          .54+          .54           .54
    .48          .02          (.21)         (.05)          .55          .27           .08          (.13)          .17           .45
-----------------------------------------------------------------------------------------------------------------------------------
    .96          .54           .29           .44          1.02          .78           .60           .41           .71           .99
-----------------------------------------------------------------------------------------------------------------------------------

   (.47)        (.51)         (.51)         (.49)         (.47)        (.51)         (.51)         (.54)         (.54)         (.54)
     --           --            --            --            --            --           --            --            --            --
-----------------------------------------------------------------------------------------------------------------------------------
   (.47)        (.51)         (.51)         (.49)         (.47)        (.51)         (.51)         (.54)         (.54)         (.54)
-----------------------------------------------------------------------------------------------------------------------------------
$ 10.73      $ 10.24       $ 10.21       $ 10.43       $ 10.48      $ 11.39       $ 11.12       $ 11.03       $ 11.16       $ 10.99
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
   9.60%        5.35%         2.75%         4.33%        10.51%        7.17%         5.57%         3.69%         6.61%         9.63%
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
    .83%         .81%          .83%          .84%          .79%         .91%          .88%          .88%          .90%          .84%
===================================================================================================================================
    .84%         .82%          .83%          .84%          .79%         .92%          .89%          .89%          .90%          .84%
===================================================================================================================================
   4.54%        4.93%         4.88%         4.72%         4.62%        4.55%         4.60%         4.81%         4.88%         5.03%
===================================================================================================================================
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
$25,325      $15,166       $23,582       $20,723       $23,969      $ 9,939       $10,536       $11,296       $12,104       $13,578
===================================================================================================================================
  69.66%       30.76%        39.93%        41.39%        37.90%       36.25%        66.08%        34.92%        30.23%        73.23%
===================================================================================================================================


                    ANNUAL REPORTS            JULY 31, 2005                   41

Notes to Financial Statements

1. Significant Accounting Policies:

Merrill Lynch Florida Municipal Bond Fund, Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund (the "Funds" or individually as the "Fund") are part of Merrill Lynch Multi-State Municipal Series Trust (the "Trust"). The Funds are registered under the Investment Company Act of 1940, as amended, as non-diversified, open-end management investment companies. The Funds' financial statements are prepared in conformity with U.S. generally accepted accounting principles, which may require the use of management accruals and estimates. Actual results may differ from these estimates. Each Fund offers multiple classes of shares. Shares of Class A and Class I are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B and Class C Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures (except that Class B shareholders may vote on certain changes to the Class A distribution plan). Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Funds.

(a) Valuation of investments -- Municipal bonds are traded primarily in the over-the-counter ("OTC") markets and are valued at the last available bid price in the OTC market or on the basis of values as obtained by a pricing service. Pricing services use valuation matrixes that incorporate both dealer-supplied valuations and valuation models. The procedures of the pricing service and its valuations are reviewed by the officers of the Funds under the general direction of the Board of Trustees. Such valuations and procedures are reviewed periodically by the Board of Trustees of the Funds. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their closing prices as of the close of such exchanges. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the OTC market, valuation is the last asked price (options written) or the last bid price (options purchased). Swap agreements are valued by quoted fair values received daily by the Funds' pricing service. Short-term investments with a remaining maturity of 60 days or less are valued at amortized cost which approximates market value, under which method the investment is valued at cost and any premium or discount is amortized on a straight line basis to maturity. Investments in open-end investment companies are valued at their net asset value each business day. Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Funds.

(b) Derivative financial instruments -- Each Fund may engage in various portfolio investment strategies both to increase the return of the Fund and to hedge, or protect its exposure to interest rate movements and movements in the securities markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts -- Each Fund may purchase or sell financial futures contracts and options on such futures contracts. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Forward interest rate swaps -- Each Fund may enter into forward interest rate swaps. In a forward interest rate swap, the Fund and the counterparty agree to pay or receive interest on a specified notional contract amount, commencing on a specified future effective date, unless terminated earlier. When the agreement is closed, the Fund records a realized gain or loss in an amount equal to the value of the agreement.

(c) Income taxes -- It is each Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required.

(d) Security transactions and investment income -- Security transactions are recorded on the dates the trans-


42                  ANNUAL REPORTS            JULY 31, 2005
actions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis. The Funds amortize all premiums and discounts on debt securities.

(e) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends and distributions -- Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

(g) Expenses -- Certain expenses have been allocated to the individual funds in the Trust on a pro rata basis based upon the respective aggregate net asset value of each fund included in the Trust.

(h) Reclassification -- Accounting principles generally accepted in the United States of America require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, during the current year, with respect to the Merrill Lynch New Jersey Municipal Bond Fund, $35,696 has been reclassified between undistributed net investment income and accumulated net realized capital losses as a result of permanent differences attributable to amortization methods on fixed income securities. This reclassification has no effect on net assets or net asset values per share.

2. Investment Advisory Agreement and Transactions with Affiliates:

Each Fund has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. Each Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

FAM is responsible for the management of the Funds' portfolios and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Funds. For such services, each Fund pays a monthly fee based upon the average daily value of the Fund's net assets at the following annual rates: .55% of the Fund's average daily net assets not exceeding $500 million; .525% of average daily net assets in excess of $500 million but not exceeding $1 billion; and .50% of average daily net assets in excess of $1 billion. For the year ended July 31, 2005, the Investment Adviser agreed to reimburse its management fee by the amount of management fees each Fund pays to FAM indirectly through its investment described below:

--------------------------------------------------------------------------------
                                        Investment                 Reimbursement
--------------------------------------------------------------------------------
Merrill Lynch Florida          Merrill Lynch Institutional
Municipal Bond Fund            Tax-Exempt Fund                            $   64
--------------------------------------------------------------------------------
Merrill Lynch New Jersey       CMA New Jersey Municipal
Municipal Bond Fund            Money Fund                                 $7,096
--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania     CMA Pennsylvania Municipal
Municipal Bond Fund            Money Fund                                 $6,422
--------------------------------------------------------------------------------

Pursuant to the Distribution Plans adopted by each Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, each Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

--------------------------------------------------------------------------------
                                                     Account        Distribution
                                                 Maintenance Fee         Fee
--------------------------------------------------------------------------------
Class A .......................................       .10%               --
Class B .......................................       .25%              .25%
Class C .......................................       .25%              .35%
--------------------------------------------------------------------------------

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), an affiliate of FAM, also provides account maintenance and distribution services to each Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class A, Class B and Class C shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended July 31, 2005, FAMD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of each of the Funds' Class A and Class I Shares as follows:

--------------------------------------------------------------------------------
                                   Merrill Lynch   Merrill Lynch   Merrill Lynch
                                      Florida       New Jersey      Pennsylvania
                                     Municipal       Municipal       Municipal
                                     Bond Fund       Bond Fund       Bond Fund
--------------------------------------------------------------------------------
Class A:
FAMD ............................     $ 7,923         $ 1,276         $1,421
MLPF&S ..........................     $58,481         $10,529         $9,412
--------------------------------------------------------------------------------
Class I:
FAMD ............................     $    36         $   571         $  138
MLPF&S ..........................     $   394         $ 2,999         $1,293
--------------------------------------------------------------------------------


                    ANNUAL REPORTS            JULY 31, 2005                   43

For the year ended July 31, 2005, MLPF&S received contingent deferred sales charges as follows:

--------------------------------------------------------------------------------
                                   Merrill Lynch   Merrill Lynch   Merrill Lynch
                                      Florida       New Jersey      Pennsylvania
                                     Municipal       Municipal       Municipal
                                     Bond Fund       Bond Fund       Bond Fund
--------------------------------------------------------------------------------
Class B Shares ..................     $23,187         $22,620         $12,955
Class C Shares ..................     $    48         $ 2,235         $ 1,652
--------------------------------------------------------------------------------

For the year ended July 31, 2005, the Funds reimbursed FAM for certain accounting services as follows:

--------------------------------------------------------------------------------
                                                                   Reimbursement
--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund .......................         $3,104
Merrill Lynch New Jersey Municipal Bond Fund ....................         $2,335
Merrill Lynch Pennsylvania Municipal Bond Fund ..................         $1,703
--------------------------------------------------------------------------------

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is each Fund's transfer agent.

Certain officers and/or trustees of the Funds are officers and/or directors of FAM, PSI, FAMD, FDS, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended July 31, 2005 were as follows:

--------------------------------------------------------------------------------
                                                      Purchases         Sales
--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal
 Bond Fund ......................................    $69,098,398     $73,083,347
Merrill Lynch New Jersey Municipal
 Bond Fund ......................................    $76,973,978     $73,775,180
Merrill Lynch Pennsylvania Municipal
 Bond Fund ......................................    $26,676,673     $35,164,188
--------------------------------------------------------------------------------

4. Beneficial Interest Transactions:

Net increase (decrease) in net assets derived from beneficial interest transactions for the years ended July 31, 2005 and July 31, 2004 were as follows:

--------------------------------------------------------------------------------
                                                   For the Year    For the Year
                                                       Ended           Ended
                                                      July 31,        July 31,
                                                       2005            2004
--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal
 Bond Fund ....................................    $(4,460,831)    $(24,828,973)
Merrill Lynch New Jersey Municipal
 Bond Fund ....................................    $ 3,429,108     $(17,156,270)
Merrill Lynch Pennsylvania Municipal
 Bond Fund ....................................    $(6,288,632)    $(13,993,059)
--------------------------------------------------------------------------------

Transactions in shares of beneficial interest for each class were as follows:

--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund
--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           853,541       $  8,841,929
Automatic conversion of shares ...........           229,334          2,370,126
Shares issued to shareholders in
  reinvestment of dividends ..............            97,373          1,008,003
                                                -------------------------------
Total issued .............................         1,180,248         12,220,058
Shares redeemed ..........................        (1,152,029)       (11,915,967)
                                                -------------------------------
Net increase .............................            28,219       $    304,091
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund
--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           296,843       $  3,037,472
Automatic conversion of shares ...........           897,388          9,133,101
Shares issued to shareholders in
  reinvestment of dividends ..............           122,927          1,256,246
                                                -------------------------------
Total issued .............................         1,317,158         13,426,819
Shares redeemed ..........................        (1,379,798)       (14,069,718)
                                                -------------------------------
Net decrease .............................           (62,640)      $   (642,899)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund
--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................            94,359       $    976,357
Shares issued to shareholders in
  reinvestment of dividends ..............            49,607            514,120
                                                -------------------------------
Total issued .............................           143,966          1,490,477
                                                -------------------------------
Automatic conversion of shares ...........          (228,947)        (2,370,126)
Shares redeemed ..........................          (645,659)        (6,679,715)
                                                -------------------------------
Total redeemed ...........................          (874,606)        (9,049,841)
                                                -------------------------------
Net decrease .............................          (730,640)      $ (7,559,364)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund
--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           309,980       $  3,168,039
Shares issued to shareholders in
  reinvestment of dividends ..............            77,843            796,616
                                                -------------------------------
Total issued .............................           387,823          3,964,655
                                                -------------------------------
Automatic conversion of shares ...........          (896,109)        (9,133,101)
Shares redeemed ..........................        (1,458,472)       (14,903,551)
                                                -------------------------------
Total redeemed ...........................        (2,354,581)       (24,036,652)
                                                -------------------------------
Net decrease .............................        (1,966,758)      $(20,071,997)
                                                ===============================


44                  ANNUAL REPORTS            JULY 31, 2005

--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund
--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           529,289       $  5,500,348
Shares issued to shareholders in
  reinvestment of dividends ..............            21,406            221,728
                                                -------------------------------
Total issued .............................           550,695          5,722,076
Shares redeemed ..........................          (317,402)        (3,288,227)
                                                -------------------------------
Net increase .............................           233,293       $  2,433,849
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund
--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           249,163       $  2,566,138
Shares issued to shareholders in
  reinvestment of dividends ..............            28,959            295,973
                                                -------------------------------
Total issued .............................           278,122          2,862,111
Shares redeemed ..........................          (427,929)        (4,341,021)
                                                -------------------------------
Net decrease .............................          (149,807)      $ (1,478,910)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund
--------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           280,520       $  2,901,857
Shares issued to shareholders in
  reinvestment of dividends ..............            38,167            395,769
                                                -------------------------------
Total issued .............................           318,687          3,297,626
Shares redeemed ..........................          (284,189)        (2,937,033)
                                                -------------------------------
Net increase .............................            34,498       $    360,593
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund
--------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           324,251       $  3,335,139
Shares issued to shareholders in
  reinvestment of dividends ..............            44,636            456,863
                                                -------------------------------
Total issued .............................           368,887          3,792,002
Shares redeemed ..........................          (623,105)        (6,427,169)
                                                -------------------------------
Net decrease .............................          (254,218)      $ (2,635,167)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund
--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           110,260       $  1,168,660
Automatic conversion of shares ...........           209,325          2,210,673
Shares issued to shareholders in
  reinvestment of dividends ..............            74,157            783,996
                                                -------------------------------
Total issued .............................           393,742          4,163,329
Shares redeemed ..........................          (376,540)        (3,979,586)
                                                -------------------------------
Net increase .............................            17,202       $    183,743
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund
--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           150,532       $  1,575,581
Automatic conversion of shares ...........           722,686          7,507,846
Shares issued to shareholders in
  reinvestment of dividends ..............            79,266            823,918
                                                -------------------------------
Total issued .............................           952,484          9,907,345
Shares redeemed ..........................          (471,149)        (4,872,400)
                                                -------------------------------
Net increase .............................           481,335       $  5,034,945
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund
--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           132,994       $  1,398,646
Shares issued to shareholders in
  reinvestment of dividends ..............            50,657            534,714
                                                -------------------------------
Total issued .............................           183,651          1,933,360
                                                -------------------------------
Automatic conversion of shares ...........          (209,415)        (2,210,673)
Shares redeemed ..........................          (571,445)        (6,060,405)
                                                -------------------------------
Total redeemed ...........................          (780,860)        (8,271,078)
                                                -------------------------------
Net decrease .............................          (597,209)      $ (6,337,718)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund
--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           162,288       $  1,694,579
Shares issued to shareholders in
  reinvestment of dividends ..............            77,087            801,559
                                                -------------------------------
Total issued .............................           239,375          2,496,138
                                                -------------------------------
Automatic conversion of shares ...........          (722,854)        (7,507,846)
Shares redeemed ..........................          (814,445)        (8,455,258)
                                                -------------------------------
Total redeemed ...........................        (1,537,299)       (15,963,104)
                                                -------------------------------
Net decrease .............................        (1,297,924)      $(13,466,966)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund
--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           236,223       $  2,498,568
Shares issued to shareholders in
  reinvestment of dividends ..............            28,197            297,822
                                                -------------------------------
Total issued .............................           264,420          2,796,390
Shares redeemed ..........................          (224,867)        (2,374,940)
                                                -------------------------------
Net increase .............................            39,553       $    421,450
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund
--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           203,420       $  2,120,617
Shares issued to shareholders in
  reinvestment of dividends ..............            40,197            417,712
                                                -------------------------------
Total issued .............................           243,617          2,538,329
Shares redeemed ..........................          (306,031)        (3,159,529)
                                                -------------------------------
Net decrease .............................           (62,414)      $   (621,200)
                                                ===============================


                    ANNUAL REPORTS            JULY 31, 2005                   45

--------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund
--------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................         1,133,504       $ 11,842,792
Shares issued to shareholders in
  reinvestment of dividends ..............            35,848            378,574
                                                -------------------------------
Total issued .............................         1,169,352         12,221,366
Shares redeemed ..........................          (289,843)        (3,059,733)
                                                -------------------------------
Net increase .............................           879,509       $  9,161,633
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund
--------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................         1,120,326       $ 11,851,253
Shares issued to shareholders in
  reinvestment of dividends ..............            41,017            426,097
                                                -------------------------------
Total issued .............................         1,161,343         12,277,350
Shares redeemed ..........................        (1,988,722)       (20,380,399)
                                                -------------------------------
Net decrease .............................          (827,379)      $ (8,103,049)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           111,903       $  1,274,747
Automatic conversion of shares ...........           189,494          2,148,323
Shares issued to shareholders in
  reinvestment of dividends ..............            50,337            571,748
                                                -------------------------------
Total issued .............................           351,734          3,994,818
Shares redeemed ..........................          (354,711)        (4,024,918)
                                                -------------------------------
Net decrease .............................            (2,977)      $    (30,100)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................            42,048       $    475,704
Automatic conversion of shares ...........           531,874          5,992,601
Shares issued to shareholders in
  reinvestment of dividends ..............            49,901            562,406
                                                -------------------------------
Total issued .............................           623,823          7,030,711
Shares redeemed ..........................          (462,936)        (5,213,252)
                                                -------------------------------
Net increase .............................           160,887       $  1,817,459
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................            75,859       $    864,464
Shares issued to shareholders in
  reinvestment of dividends ..............            47,174            535,066
                                                -------------------------------
Total issued .............................           123,033          1,399,530
                                                -------------------------------
Automatic conversion of shares ...........          (189,706)        (2,148,323)
Shares redeemed ..........................          (415,338)        (4,706,022)
                                                -------------------------------
Total redeemed ...........................          (605,044)        (6,854,345)
                                                -------------------------------
Net decrease .............................          (482,011)      $ (5,454,815)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................            62,040       $    697,738
Shares issued to shareholders in
  reinvestment of dividends ..............            66,107            744,167
                                                -------------------------------
Total issued .............................           128,147          1,441,905
                                                -------------------------------
Automatic conversion of shares ...........          (532,496)        (5,992,601)
Shares redeemed ..........................          (916,104)       (10,266,049)
                                                -------------------------------
Total redeemed ...........................        (1,448,600)       (16,258,650)
                                                -------------------------------
Net decrease .............................        (1,320,453)      $(14,816,745)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           157,442       $  1,789,381
Shares issued to shareholders in
  reinvestment of dividends ..............            27,240            309,029
                                                -------------------------------
Total issued .............................           184,682          2,098,410
Shares redeemed ..........................          (181,224)        (2,057,437)
                                                -------------------------------
Net increase .............................             3,458       $     40,973
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           204,520       $  2,304,491
Shares issued to shareholders in
  reinvestment of dividends ..............            27,815            312,987
                                                -------------------------------
Total issued .............................           232,335          2,617,478
Shares redeemed ..........................          (245,992)        (2,752,277)
                                                -------------------------------
Net decrease .............................           (13,657)      $   (134,799)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended July 31, 2005                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           112,623       $  1,276,736
Shares issued to shareholders in
  reinvestment of dividends ..............            19,901            225,744
                                                -------------------------------
Total issued .............................           132,524          1,502,480
Shares redeemed ..........................          (207,663)        (2,347,170)
                                                -------------------------------
Net decrease .............................           (75,139)      $   (844,690)
                                                ===============================

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended July 31, 2004                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................           123,705       $  1,403,372
Shares issued to shareholders in
  reinvestment of dividends ..............            24,268            273,141
                                                -------------------------------
Total issued .............................           147,973          1,676,513
Shares redeemed ..........................          (224,139)
                                                -------------------------------
Net decrease .............................           (76,166)      $   (858,974)
                                                ===============================


46                  ANNUAL REPORTS            JULY 31, 2005

Notes to Financial Statements (concluded)

5. Short-Term Borrowings:

The Trust, on behalf of the Funds, along with certain other funds managed by FAM and its affiliates, is a party to a $500,000,000 credit agreement with a group of lenders, which expires November 2005. The Funds may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Funds may borrow up to the maximum amount allowable under the Funds' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Funds pay a commitment fee of .07% per annum based on the Funds' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at the Funds' election, the federal funds rate plus .50% or a base rate as defined in the credit agreement. The Funds did not borrow under the credit agreement during the year ended July 31, 2005.

6. Distributions to Shareholders:

The tax character of distributions paid by the Funds during the fiscal years ended July 31, 2005 and July 31, 2004 were as follows:

--------------------------------------------------------------------------------
Merrill Lynch Florida
Municipal Bond Fund                                        7/31/2005   7/31/2004
--------------------------------------------------------------------------------
Distributions paid from:
  Tax-exempt income ...................................   $5,978,212  $7,153,768
                                                          ----------------------
Total distributions ...................................   $5,978,212  $7,153,768
                                                          ======================

--------------------------------------------------------------------------------
Merrill Lynch New Jersey
Municipal Bond Fund                                        7/31/2005   7/31/2004
--------------------------------------------------------------------------------
Distributions paid from:
  Tax-exempt income ...................................   $4,337,482  $5,253,426
                                                          ----------------------
Total distributions ...................................   $4,337,482  $5,253,426
                                                          ======================

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania
Municipal Bond Fund                                        7/31/2005   7/31/2004
--------------------------------------------------------------------------------
Distributions paid from:
  Tax-exempt income ...................................   $3,184,620  $3,704,493
                                                          ----------------------
Total distributions ...................................   $3,184,620  $3,704,493
                                                          ======================

As of July 31, 2005, the components of accumulated earnings (losses) on a tax basis were as follows:

--------------------------------------------------------------------------------
Merrill Lynch Florida Municipal Bond Fund
--------------------------------------------------------------------------------
Undistributed tax-exempt income--net .........................   $     123,585
Undistributed long-term capital gains--net ...................              --
                                                                 -------------
Total undistributed earnings--net ............................         123,585
Capital loss carryforward ....................................      (4,273,409)*
Unrealized gains--net ........................................       5,676,262**
                                                                 -------------
Total accumulated earnings--net ..............................   $   1,526,438
                                                                 =============

* On July 31, 2005, the Fund had a net capital loss carryforward of $4,273,409, of which $3,155,081 expires in 2008 and $1,118,328 expires in
      2009. This amount will be available to offset like amounts of any future taxable gains.
** The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on wash sales and the tax deferral of losses on straddles.

--------------------------------------------------------------------------------
Merrill Lynch New Jersey Municipal Bond Fund
--------------------------------------------------------------------------------
Undistributed tax-exempt income--net .........................   $      93,959
Undistributed ordinary income--net ...........................          35,696
Undistributed long-term capital gains--net ...................              --
                                                                 -------------
Total undistributed earnings--net ............................         129,655
Capital loss carryforward ....................................      (7,479,347)*
Unrealized gains--net ........................................       6,224,279**
                                                                 -------------
Total accumulated losses--net ................................   $  (1,125,413)
                                                                 =============

* On July 31, 2005, the Fund had a net capital loss carryforward of $7,479,347, of which $5,668,985 expires in 2009 and $1,810,362 expires in
      2011. This amount will be available to offset like amounts of any future taxable gains.
** The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on straddles, the difference between book and tax amortization methods for premiums and discounts on fixed income securities and the realization for tax purposes on net unrealized losses on certain futures contracts.

--------------------------------------------------------------------------------
Merrill Lynch Pennsylvania Municipal Bond Fund
--------------------------------------------------------------------------------
Undistributed tax-exempt income--net .........................   $      59,695
Undistributed long-term capital gains--net ...................              --
                                                                 -------------
Total undistributed earnings--net ............................          59,695
Capital loss carryforward ....................................        (595,592)*
Unrealized gains--net ........................................       4,946,536**
                                                                 -------------
Total accumulated earnings--net ..............................   $   4,410,639
                                                                 =============

* On July 31, 2005, the Fund had a net capital loss carryforward of $595,592, all of which expires in 2009. This amount will be available to offset like amounts of any future taxable gains.
** The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on straddles and the difference between book and tax amortization methods for premiums and discounts on fixed income securities.


                    ANNUAL REPORTS            JULY 31, 2005                   47

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Merrill Lynch Multi-State Municipal Series Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Merrill Lynch Florida Municipal Bond Fund, Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund, three of the portfolios constituting Merrill Lynch Multi-State Municipal Series Trust (the "Trust"), as of July 31, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2005, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the respective financial positions of Merrill Lynch Florida Municipal Bond Fund, Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund as of July 31, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
September 19, 2005


48                  ANNUAL REPORTS            JULY 31, 2005

Disclosure of Investment Advisory Agreement

Activities of and Composition of the Board of Directors

All but one member of the Board of Directors is an independent director whose only affiliation with Fund Asset Management, L.P. (the "Investment Adviser") or other Merrill Lynch affiliates is as a director of each Fund and certain other funds advised by the Investment Adviser or its affiliates. The Co-chairmen of the Board are also independent directors. New director nominees are chosen as nominees by a Nominating Committee comprised of independent directors. All independent directors also are members of the Board's Audit Committee and the independent directors meet in executive session at each in-person Board meeting. The Board and the Audit Committee meet in person for at least two days each quarter and conduct other in-person and telephone meetings throughout the year, some of which are formal board meetings, and some of which are informational meetings. The independent counsel to the independent directors attends all in-person Board and Audit Committee meetings and other meetings at the independent directors' request.

Investment Advisory Agreement -- Matters Considered by the Board

Every year, the Board considers approval of each Fund's investment advisory agreement (each, an "Investment Advisory Agreement"). The Board assesses the nature, scope and quality of the services provided to each Fund by the personnel of the Investment Adviser and its affiliates, including administrative services, shareholder services, oversight of fund accounting, marketing services and assistance in meeting legal and regulatory requirements. The Board also receives and assesses information regarding the services provided to each Fund by certain unaffiliated service providers.

At various times throughout the year, the Board also considers a range of information in connection with its oversight of the services provided by the Investment Adviser and its affiliates. Among the matters considered are: (a) fees (in addition to management fees) paid to the Investment Adviser and its affiliates by each Fund, such as transfer agency fees and fees for marketing and distribution; (b) Fund operating expenses paid to third parties; (c) the resources devoted to and compliance reports relating to each Fund's investment objective, policies and restrictions, and its compliance with its Code of Ethics and the Investment Adviser's compliance policies and procedures; and (d) the nature, cost and character of non-investment management services provided by the Investment Adviser and its affiliates.

The Board believes that the Investment Adviser is one of the most experienced global asset management firms and considers the overall services provided by the Investment Adviser to be generally of high quality. The Board also believes that the Investment Adviser is financially sound and well managed and notes that the Investment Adviser is affiliated with one of America's largest financial firms. The Board works closely with the Investment Adviser in overseeing the Investment Adviser's efforts to achieve good performance. As part of this effort, the Board discusses portfolio manager effectiveness and, when performance is not satisfactory, discusses with the Investment Adviser taking steps such as changing investment personnel.

Annual Consideration of Approval by the Board of Directors

In the period prior to the Board meeting to consider renewal of each Investment Advisory Agreement, the Board requested and received materials specifically relating to each Fund's Investment Advisory Agreement. These materials are prepared separately with respect to each Fund, and include (a) information compiled by Lipper Inc. ("Lipper") on the fees and expenses and the investment performance of each Fund as compared to a comparable group of funds as classified by Lipper; (b) sales and redemption data for the Fund; (c) a discussion by each Fund's portfolio management team of investment strategies used by each Fund during its most recent fiscal year; (d) information on the profitability to the Investment Adviser and its affiliates of the Investment Advisory Agreement and other relationships with each Fund; and (e) information provided by the Investment Adviser concerning investment advisory fees charged to other clients under similar investment mandates. The Board also considers other matters it deems important to the approval process such as payments made to the Investment Adviser or its affiliates relating to the distribution of Fund shares, services related to the valuation and pricing of Fund portfolio holdings, allocation of Fund brokerage fees, each Fund's portfolio turnover statistics, and direct and indirect benefits to the Investment Adviser and its affiliates from their relationship with each Fund.

Certain Specific Renewal Data

In connection with the most recent renewal of each Fund's Investment Advisory Agreement in February 2005, the independent directors' and Board's review included the following:


                    ANNUAL REPORTS            JULY 31, 2005                   49

Services Provided by the Investment Adviser -- The Board reviewed the nature, extent and quality of services provided by the Investment Adviser, including the investment advisory services and the resulting performance of each Fund. The Board focused primarily on the Investment Adviser's investment advisory services and each Fund's investment performance, having concluded that the other services provided to each Fund by the Investment Adviser were satisfactory. The Board compared Fund performance -- both including and excluding the effects of the Fund's fees and expenses -- to the performance of a comparable group of funds, and the performance of a relevant index or combination of indexes. While the Board reviews performance data at least quarterly, consistent with the Investment Adviser's investment goals, the Board attaches more importance to performance over relatively long periods of time, typically three to five years. Merrill Lynch Florida Municipal Bond Fund's performance after fees and expenses ranked in the first quartile for each of the one-, three- and five-year periods ended December 31, 2004. Merrill Lynch New Jersey Municipal Bond Fund's performance after fees and expenses ranked in the first quartile for the one- and three-year periods, and in the second quartile for the five-year period, ended December 31, 2004. Merrill Lynch Pennsylvania Municipal Bond Fund's performance after fees and expenses ranked in the second quartile for the one-year period, and in the first quartile for the three- and five-year periods, ended December 31, 2004. Considering these factors, the Board concluded that each Fund's performance supported the continuation of its Investment Advisory Agreement.

The Investment Adviser's Personnel and Investment Process -- The Board reviewed each Fund's investment objectives and strategies. The Board discussed with senior management of the Investment Adviser responsible for investment operations and the senior management of the Investment Adviser's municipal investing group the strategies being used to achieve the stated objectives. Among other things, the Board considered the size, education and experience of the Investment Adviser's investment staff, its use of technology, and the Investment Adviser's approach to training and retaining portfolio managers and other research, advisory and management personnel. The Board also reviewed the Investment Adviser's compensation policies and practices with respect to each Fund's portfolio managers. The Board also considered the experience of the Fund's portfolio management team and noted that Mr. Sneeden, who is the Portfolio Manager of Merrill Lynch Florida Municipal Bond Fund, has more than 20 years experience in portfolio management. Mr. Jaeckel, who is the Portfolio Manager of Merrill Lynch New Jersey Municipal Bond Fund, has more than 14 years experience in Portfolio Management. Mr. Bock, who is the Portfolio Manager of Merrill Lynch Pennsylvania Municipal Bond Fund, has more than 15 years experience in portfolio management. The Investment Adviser and its investment staff have extensive experience in analyzing and managing the types of investments used by each Fund. The Board concluded that each Fund benefits from that expertise.

Management Fees and Other Expenses -- The Board reviewed each Fund's contractual management fee rate and actual management fee rate as a percentage of total assets at common asset levels -- the actual rate includes advisory and administrative service fees and the effects of any fee waivers -- compared to the other funds in its Lipper category. It also compared each Fund's total expenses to those of other comparable funds. The Board considered the services provided to and the fees charged by the Investment Adviser to other types of clients with similar investment mandates and noted that the fees charged by the Investment Adviser in those cases were slightly less than those being charged to each of Merrill Lynch Florida Municipal Bond Fund and Merrill Lynch New Jersey Municipal Bond Fund. The Investment Adviser advised the Board that it had no investment mandates comparable to Merrill Lynch Pennsylvania Municipal Bond Fund. Merrill Lynch Florida Municipal Bond Fund's contractual management fee rate was equal to, and the actual management fee rate was slightly higher than, the median management fee rates charged by comparable funds. Merrill Lynch New Jersey Municipal Bond Fund's contractual and actual management fee rates were slightly higher than the median management fee rates charged by comparable funds. Merrill Lynch Pennsylvania Municipal Bond Fund's contractual management fee rate was slightly higher than, and the actual management fee rate was equal to, the median management fee rates charged by comparable funds. The Board has concluded that each Fund's management fee and fee rate and overall expense ratio are reasonable compared to those of other comparable funds.

Profitability -- The Board considered the cost of the services provided to each Fund by the Investment Adviser, and the Investment Adviser's and its affiliates' profits in relating to the management and distribution of the Fund and the MLIM/FAM-advised funds. As part of its analysis, the Board reviewed the Investment Adviser's methodology in allocating its costs to the management of each Fund and concluded that there was a reasonable basis for the allocation. The Board concluded the Investment Adviser's profits are reasonable in relation to the nature and quality of services provided.


50                  ANNUAL REPORTS            JULY 31, 2005

Disclosure of Investment Advisory Agreement (concluded)

Economies of Scale -- The Board considered the extent to which economies of scale might be realized as the assets of each Fund increase and whether there should be changes in the management fee rate or structure in order to enable the Fund to participate in these economies of scale. The Board noted that each Fund had established breakpoints to participate in economies of scale and the Board concluded that each Fund was realizing an appropriate level of economies of scale.

Conclusion

After the independent directors deliberated in executive session, the entire Board, including all of the independent directors, approved the renewal of each existing Investment Advisory Agreement and sub-advisory agreement, concluding that the advisory fee was reasonable in relation to the services provided and that a contract renewal was in the best interests of the shareholders.


                    ANNUAL REPORTS            JULY 31, 2005                   51

Officers and Trustees

                                                                                                       Number of
                                                                                                       Portfolios in   Other Public
                           Position(s)  Length of                                                      Fund Complex    Directorships
                           Held with    Time                                                           Overseen by     Held by
Name        Address & Age  Funds        Served   Principal Occupation(s) During Past 5 Years           Trustee         Trustee
====================================================================================================================================
Interested Trustee
------------------------------------------------------------------------------------------------------------------------------------
Robert C.   P.O. Box 9011  President    2005 to  President of the MLIM/FAM-advised funds since 2005;   130 Funds       None
Doll, Jr.*  Princeton, NJ  and          present  President of MLIM and FAM since 2001; Co-Head         178 Portfolios
            08543-9011     Trustee               (Americas Region) thereof from 2000 to 2001 and
            Age: 50                              Senior Vice President from 1999 to 2001; President
                                                 and Director of Princeton Services, Inc. ("Princeton
                                                 Services") since 2001; President of Princeton
                                                 Administrators, L.P. ("Princeton Administrators")
                                                 since 2001; Chief Investment Officer of Oppenheimer
                                                 Funds, Inc. in 1999 and Executive Vice President
                                                 thereof from 1991 to 1999.
            ------------------------------------------------------------------------------------------------------------------------
            * Mr. Doll is a director, trustee or member of an advisory board of certain other investment companies for which MLIM or
              FAM acts as investment adviser. Mr. Doll is an "interested person," as defined in the Investment Company Act, of the
              Fund based on his current positions with MLIM, FAM, Princeton Services and Princeton Administrators. Trustees serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. As Fund President,
              Mr. Doll serves at the pleasure of the Board of Trustees.

====================================================================================================================================
Independent Trustees*
------------------------------------------------------------------------------------------------------------------------------------
James H.    P.O. Box 9095  Trustee      1995 to  Director, The China Business Group, Inc. since        39 Funds        None
Bodurtha**  Princeton, NJ               present  1996 and Executive Vice President thereof from        59 Portfolios
            08543-9095                           1996 to 2003; Chairman of the Board, Berkshire
            Age: 61                              Holding Corporation since 1980; Partner, Squire,
                                                 Sanders & Dempsey from 1980 to 1993.
------------------------------------------------------------------------------------------------------------------------------------
Kenneth A.  P.O. Box 9095  Trustee      2005 to  Professor, Harvard University since 1992; Professor,  39 Funds        None
Froot       Princeton, NJ               present  Massachusetts Institute of Technology from            59 Portfolios
            08543-9095                           from 1986 to 1992.
            Age: 47
------------------------------------------------------------------------------------------------------------------------------------
Joe         P.O. Box 9095  Trustee      2002 to  Member of the Committee of Investment of              39 Funds        Kimco Realty
Grills**    Princeton, NJ               present  Employee Benefit Assets of the Association of         59 Portfolios   Corporation
            08543-9095                           Financial Professionals ("CIEBA") since 1986;
            Age: 70                              Member of CIEBA's Executive Committee since
                                                 1988 and its Chairman from 1991 to 1992;
                                                 Assistant Treasurer of International Business
                                                 Machines Corporation ("IBM") and Chief
                                                 Investment Officer of IBM Retirement Funds
                                                 from 1986 to 1993; Member of the Investment
                                                 Advisory Committee of the State of New York
                                                 Common Retirement Fund since 1989; Member
                                                 of the Investment Advisory Committee of the
                                                 Howard Hughes Medical Institute from 1997 to
                                                 2000; Director, Duke University Management
                                                 Company from 1992 to 2004, Vice Chairman
                                                 thereof from 1998 to 2004 and Director Emeritus
                                                 thereof since 2004; Director, LaSalle Street Fund
                                                 from 1995 to 2001; Director, Kimco Realty
                                                 Corporation since 1997; Member of the Investment
                                                 Advisory Committee of the Virginia Retirement
                                                 System since 1998; Vice Chairman thereof from
                                                 2002 to 2005 and Chairman thereof since 2005;
                                                 Director, Montpelier Foundation since 1998
                                                 and its Vice Chairman since 2000; Member of the
                                                 Investment Committee of the Woodberry Forest
                                                 School since 2000; Member of the Investment
                                                 Committee of the National Trust for Historic
                                                 Preservation since 2000.

52                  ANNUAL REPORTS            JULY 31, 2005

                                                                                                       Number of
                                                                                                       Portfolios in   Other Public
                           Position(s)  Length of                                                      Fund Complex    Directorships
                           Held with    Time                                                           Overseen by     Held by
Name        Address & Age  Funds        Served   Principal Occupation(s) During Past 5 Years           Trustee         Trustee
====================================================================================================================================
Independent Trustees* (concluded)
------------------------------------------------------------------------------------------------------------------------------------
Herbert I.  P.O. Box 9095  Trustee      1987 to  John M. Olin Professor of Humanities, New York        39 Funds        None
London      Princeton, NJ               present  University since 1993 and Professor thereof since     59 Portfolios
            08543-9095                           1980; President, Hudson Institute since 1997
            Age: 66                              and Trustee thereof since 1980; Dean, Gallatin
                                                 Division of New York University from 1976 to 1993;
                                                 Distinguished Fellow, Herman Kahn Chair, Hudson
                                                 Institute from 1984 to 1985; Director, Damon Corp.
                                                 from 1991 to 1995; Overseer, Center for Naval
                                                 Analyses from 1983 to 1993.
------------------------------------------------------------------------------------------------------------------------------------
Roberta     P.O. Box 9095  Trustee      2000 to  Shareholder, Modrall, Sperling, Roehl, Harris &       39 Funds          None
Cooper      Princeton, NJ               present  Sisk, P.A. since 1993; President, American Bar        59 Portfolios
Ramo        08543-9095                           Association from 1995 to 1996 and Member of
            Age: 62                              the Board of Governors thereof from 1994 to 1997;
                                                 Shareholder, Poole, Kelly & Ramo, Attorneys at
                                                 Law, P.C. from 1977 to 1993; Director, ECMC Group
                                                 (service provider to students, schools and lenders)
                                                 since 2001; Director, United New Mexico Bank (now
                                                 Wells Fargo) from 1983 to 1988; Director, First
                                                 National Bank of New Mexico (now Wells Fargo)
                                                 from 1975 to 1976; Vice President, American
                                                 Law Institute since 2004.
------------------------------------------------------------------------------------------------------------------------------------
Robert S.   P.O. Box 9095  Trustee      2002 to  Principal of STI Management (investment adviser)      39 Funds          None
Salomon,    Princeton, NJ               present  since 1994; Chairman and CEO of Salomon               59 Portfolios
Jr.         08543-9095                           Brothers Asset Management from 1992 to 1995;
            Age: 68                              Chairman of Salomon Brothers Equity Mutual Funds
                                                 from 1992 to 1995; regular columnist with Forbes
                                                 Magazine from 1992 to 2002; Director of Stock
                                                 Research and U.S. Equity Strategist at Salomon
                                                 Brothers from 1975 to 1991; Trustee, Commonfund
                                                 from 1980 to 2001.
------------------------------------------------------------------------------------------------------------------------------------
Stephen B.  P.O. Box 9095  Trustee      2002 to  Chairman of Fernwood Advisors (investment             40 Funds          None
Swensrud    Princeton, NJ               present  adviser) since 1996; Principal, Fernwood Associates   60 Portfolios
            08543-9095                           (financial consultants) since 1975; Chairman of
            Age: 72                              R.P.P. Corporation (manufacturing company) since
                                                 1978; Director of International Mobile
                                                 Communications, Incorporated (telecommunications
                                                 company) since 1998.
            ------------------------------------------------------------------------------------------------------------------------
            *  Trustees serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
            ** Co-Chairman of the Board and the Audit Committee.


                    ANNUAL REPORTS            JULY 31, 2005                   53

Officers and Trustees (concluded)

                           Position(s)  Length of
                           Held with    Time
Name        Address & Age  Funds        Served   Principal Occupation(s) During Past 5 Years
====================================================================================================================================
Trust Officers*
------------------------------------------------------------------------------------------------------------------------------------
Donald C.   P.O. Box 9011  Vice         1993 to  First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999;
Burke       Princeton, NJ  President    present  Senior Vice President and Treasurer of Princeton Services since 1999 and Director
            08543-9011     and          and      since 2004; Vice President of FAM Distributors, Inc. ("FAMD") since 1999; Vice
            Age: 45        Treasurer    1999 to  President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 present  to 2001; Vice President, Treasurer and Secretary of the IQ Funds since 2004.
------------------------------------------------------------------------------------------------------------------------------------
Kenneth A.  P.O. Box 9011  Senior Vice  2003 to  Managing Director of MLIM since 2000; Director (Tax-Exempt Fund Management) of
Jacob       Princeton, NJ  President    present  MLIM from 1997 to 2000.
            08543-9011
            Age: 54
------------------------------------------------------------------------------------------------------------------------------------
John M.     P.O. Box 9011  Senior Vice  2003 to  Managing Director of MLIM since 2000; Director (Tax-Exempt Fund Management) of
Loffredo    Princeton, NJ  President    present  MLIM from 1997 to 2000.
            08543-9011
            Age: 41
------------------------------------------------------------------------------------------------------------------------------------
William R.  P.O. Box 9011  Vice         1997 to  Director of MLIM since 2005; Vice President of MLIM from 1989 to 2005.
Bock        Princeton, NJ  President    present
            08543-9011
            Age: 69
------------------------------------------------------------------------------------------------------------------------------------
Theodore    P.O. Box 9011  Vice         1997 to  Managing Director of MLIM since 2005; Director (Municipal Tax-Exempt Fund
R. Jaeckel  Princeton, NJ  President    present  Management) of MLIM from 1997 to 2005; Vice President of MLIM from 1991 to 1997.
Jr.         08543-9011
            Age: 45
------------------------------------------------------------------------------------------------------------------------------------
Robert D.   P.O. Box 9011  Vice         1997 to  Vice President of MLIM since 1998; Assistant Vice President of MLIM from 1994 to
Sneeden     Princeton, NJ  President    present  1998.
            08543-9011
            Age: 51
------------------------------------------------------------------------------------------------------------------------------------
Jeffrey     P.O. Box 9011  Chief        2004 to  Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and
Hiller      Princeton, NJ  Compliance   present  Chief Compliance Officer of MLIM (Americas Region) since 2004; Chief Compliance
            08543-9011     Officer               Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley
            Age: 53                              Investment Management from 2002 to 2004; Managing Director and Global Director of
                                                 Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance
                                                 Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential
                                                 Financial from 1995 to 2000; Senior Counsel in the Commission's Division of
                                                 Enforcement in Washington, D.C. from 1990 to 1995.
------------------------------------------------------------------------------------------------------------------------------------
Alice A.    P.O. Box 9011  Secretary    2004 to  Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to
Pellegrino  Princeton, NJ               present  2002; Attorney associated with MLIM since 1997; Secretary of MLIM, FAM, FAMD and
            08543-9011                           Princeton Services since 2004.
            Age: 45
            ------------------------------------------------------------------------------------------------------------------------
            * Officers of the Trust serve at the pleasure of the Board of Trustees.
------------------------------------------------------------------------------------------------------------------------------------
            Further information about the Funds' Officers and Trustees is available in the Funds' Statement of Additional
            Information, which can be obtained without charge by calling 1-800-MER-FUND.
------------------------------------------------------------------------------------------------------------------------------------

Custodian

State Street Bank and Trust Company
P.O. Box 351
Boston, MA 02101

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
800-637-3863


54                  ANNUAL REPORTS            JULY 31, 2005

Electronic Delivery

The Funds offer electronic delivery of communications to their shareholders. In order to receive this service, you must register your account and provide us with e-mail information. To sign up for this service, simply access this Web site at http://www.icsdelivery.com/live and follow the instructions. When you visit this site, you will obtain a personal identification number (PIN). You will need this PIN should you wish to update your e-mail address, choose to discontinue this service and/or make any other changes to the service. This service is not available for certain retirement accounts at this time.


                    ANNUAL REPORTS            JULY 31, 2005                   55

[LOGO] Merrill Lynch Investment Managers

www.mlim.ml.com

--------------------------------------------------------------------------------

Mercury Advisors

A Division of Merrill Lynch Investment Managers

www.mercury.ml.com

These reports are not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Funds unless accompanied or preceded by the Funds' current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling toll-free 1-800-MER-FUND (1-800-637-3863); (2) at www.mutualfunds.ml.com; and (3) on the Securities and Exchange Commission's Web site at http://www.sec.gov. Information about how the Funds vote proxies relating to securities held in the Funds' portfolio during the most recent 12-month period ended June 30 is available (1) at www.mutualfunds.ml.com and (2) on the Securities and Exchange Commission's Web site at http://www.sec.gov.

Merrill Lynch Florida Municipal Bond Fund
Merrill Lynch New Jersey Municipal Bond Fund
Merrill Lynch Pennsylvania Municipal Bond Fund
Of Merrill Lynch Multi-State Municipal Series Trust
Box 9011
Princeton, NJ
08543-9011

                                                               #MBFLNJPA -- 7/05